PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To prospectus dated June 20, 2019)	Registration No. 333-232229

NAKED BRAND GROUP LIMITED

Up to US$5,000,000 of ordinary shares

We have entered into an equity distribution agreement (the “Sales Agreement”) with Maxim Group LLC (“Maxim”) relating to the sale of our ordinary shares, without par value (“Ordinary Shares”). In accordance with the terms of the Sales Agreement, under this prospectus supplement we may offer and sell, from time to time, Ordinary Shares having an aggregate offering price of up to US$5,000,000, through Maxim, acting as our exclusive sales agent. Sales of Ordinary Shares, if any, under this prospectus supplement and accompanying prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (“Securities Act”). Maxim is not required to sell any specific amount but will act as our exclusive sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Maxim and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Maxim for the sales of Ordinary Shares sold under the Sales Agreement will be 3% of the gross proceeds that we receive from the sales. We also agreed to reimburse Maxim for its costs and expenses relating to the Sales Agreement, including legal expenses, of up to US$35,000, and we paid to Maxim a US$5,000 advance to be applied toward legal fees and expenses actually incurred by Maxim’s counsel. In addition, we will pay up to US$10,000 for background checks of our directors and officers. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. See “Plan of Distribution” beginning on page S-14 for additional information regarding the compensation to be paid to Maxim. In connection with the sale of the Ordinary Shares on our behalf, B. Maxim will be deemed to be an underwriter within the meaning of the Securities Act and the compensation of Maxim will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Maxim with respect to certain liabilities, including liabilities under the Securities Act.

Our Ordinary Shares trade on the Capital Market of The Nasdaq Stock Market (“Nasdaq”) under the symbol “NAKD”. The last sale price of our Ordinary Shares on August 19, 2020 was US$0.25 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding voting common equity (i.e., our Ordinary Shares) held by non-affiliates is US$33,498,013, based on a last sale price of US$0.805 per Ordinary Share on June 22, 2020 and 41,612,439 issued and outstanding Ordinary Shares held by non-affiliates as of the date hereof. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell, pursuant to the registration statement of which this prospectus supplement forms a part, securities in a public primary offering with a value exceeding one-third of the aggregate market value of our Ordinary Shares held by non-affiliates in any 12 calendar month period, so long as the aggregate market value of our outstanding Ordinary Shares held by non-affiliates remains below $75 million. Excluding the securities offered hereby, US$6,000,000 of our securities have been sold pursuant to General Instruction I.B.5 of Form F-3 during the 12 calendar months prior to and including the date of this prospectus supplement.

Investing in our securities involves a high degree of risk. See the sections entitled “Risk Factors” beginning on page S-7 of this prospectus supplement, on page 8 of the accompanying base prospectus and in the reports incorporated by reference herein, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Maxim Group LLC

Prospectus Supplement dated August 20, 2020

BASE PROSPECTUS

You should rely only on the information contained in this prospectus supplement, the base prospectus, and the documents we incorporate by reference in this prospectus supplement and the base prospectus. We have not authorized anyone to provide you with different information. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the Ordinary Shares in any jurisdiction where the offer or sale thereof is not permitted. The information contained in this prospectus supplement and the base prospectus and incorporated by reference herein and therein is accurate only as of the respective date of such information, regardless of the time of delivery of this prospectus supplement or of any sale or offer to sell hereunder.

To the extent this prospectus supplement contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and you may obtain copies of such documents as described below in the section titled “Where You Can Find Additional Information.”

This prospectus supplement contains references to a number of trademarks which are registered or for which we have pending applications or common law rights. Our major trademarks include, among others, Bendon, Bendon Man, Davenport, Fayreform, Lovable, Pleasure State, VaVoom, Evollove, Hickory and Frederick’s of Hollywood and other related trademarks. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus and the documents we incorporate by reference are listed without the ®, (sm) and (tm) symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form F-3 (Registration No. 333-232229) that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this “shelf” registration process, we may, from time to time, sell or issue any of the combination of securities described in the accompanying base prospectus in one or more offerings with a maximum aggregate offering price of up to US$30,000,000. The accompanying base prospectus provides you with a general description of us and the securities we may offer, some of which do not apply to this offering. Each time we sell securities, we provide a prospectus supplement that contains specific information about the terms of that offering. A prospectus supplement may also add, update, or change information contained in the accompanying base prospectus.

This prospectus supplement relates to the offering of our Ordinary Shares. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying base prospectus, and the documents we incorporate by reference herein and therein include important information about us and our Ordinary Shares and other information you should know before investing. You should read both this prospectus supplement and the accompanying base prospectus, together with the additional information described below under the heading “Where You Can Find Additional Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and Maxim has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Maxim is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this entire prospectus supplement and the accompanying base prospectus, including the information included and referred to under “Risk Factors” below, the information incorporated by reference in this prospectus supplement and in the accompanying base prospectus, and the financial statements and the other information incorporated by reference in the accompanying base prospectus, before making an investment decision.

Unless otherwise stated in this prospectus supplement, “we,” “us,” “our,” or “our company,” refers to Naked Brand Group Limited, our subsidiaries, and our predecessor operations, “Bendon” refers to Bendon Limited, a wholly owned subsidiary of ours, and “FOH” refers to FOH Online Corp., a wholly owned subsidiary of ours.

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NOTE ON FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus supplement and accompanying prospectus and the documents incorporated by reference herein that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements contained in this prospectus supplement include, among other things, statements relating to:

●	expectations regarding industry trends and the size and growth rates of addressable markets;

●	our business plan and our growth strategies, including plans for expansion to new markets and new products; and

●	expectations for seasonal trends.

These statements are not assurances of future performance. Instead, they are based on current expectations, assumptions, and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been assumed or anticipated. These forward-looking statements are subject to a number of risks and uncertainties (some of which are beyond our control) that may cause our expectations, assumptions or beliefs to be inaccurate or otherwise cause our actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those risk factors described or incorporated by reference under the heading “Risk Factors” and those risks described from time to time in our filings with the SEC, as well as the following risks:

●	our ability to raise any necessary capital;

●	our ability to maintain the strength of our brand or to expand our brand to new products and geographies;

●	our ability to protect or preserve our brand image and proprietary rights;

●	our ability to satisfy changing consumer preferences;

●	an economic downturn affecting discretionary consumer spending;

●	our ability to compete in our markets effectively;

●	our ability to manage our growth effectively;

●	poor performance during our peak season affecting our operating results for the full year;

●	our indebtedness adversely affecting our financial condition;

●	our ability to maintain relationships with our select number of suppliers;

●	our ability to manage our product distribution through our retail partners and international distributors;

●	the success of our marketing programs;

●	business interruptions because of a disruption at our headquarters;

●	fluctuations in raw materials costs or currency exchange rates;

●	the success of our business restructuring; and

●	the impact of the COVID-19 pandemic.

Should one or more of these risks or uncertainties materialize, or should any of our expectations, assumptions or beliefs otherwise prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and our business but does not contain all of the information that is important to your investment decision. Before making an investment decision, you should carefully read this summary together with the more detailed information contained elsewhere in this prospectus supplement and the accompanying base prospectus and the documents incorporated herein and therein by reference, including our Annual Report on Form 20-F for the fiscal year ended January 31, 2020 (the “Annual Report”). Investors should carefully consider the information set forth under the caption “Risk Factors” appearing elsewhere in this prospectus supplement, including those described in documents incorporated by reference herein.

On December 20, 2019, we completed a reverse stock split of our Ordinary Shares, pursuant to which every 100 Ordinary Shares outstanding as of the effective time of the reverse stock split were combined into one Ordinary Share. All share and per share information in this prospectus supplement is presented on post-reverse split basis.

Overview

We operate in the highly competitive specialty retail business. We are a designer, distributor, wholesaler, and retailer of women’s and men’s intimate apparel, as well as women’s swimwear. Our merchandise is sold through company-owned retail stores in Australia and New Zealand; through online channels in Australia, New Zealand and the U.S.; and through wholesale partners in Australia and New Zealand and, on a more limited basis, through wholesale partners and distributors in the United Kingdom and the European Union (collectively, the “E.U.”).

We previously sold our merchandise through wholesale partners in the U.S., as well. However, in order to improve our profitability, we have exited the U.S. wholesale market, although we continue to sell in the U.S. through online channels. We also substantially reduced the size of our operations in the E.U. wholesale market.

Our Brands

Bendon

Our brands include our flagship Bendon brand, as well as our Bendon Man, Davenport, Fayreform, Lovable, Pleasure State, VaVoom, Evollove, and Hickory brands. We sell products under these brands at 60 Bendon stores in Australia and New Zealand and online at www.bendonlingerie.com. Additionally, we sell products under these brands in approximately 325 wholesale stores in Australia, New Zealand and the E.U., and through distributors in the E.U.

Frederick’s of Hollywood

Since 1946, Frederick’s of Hollywood has set the standard for innovative apparel, introducing the push-up bra and the padded bra to the U.S. market. The brand’s rich history has led it to become one of the most recognized in the world. Through our FOH subsidiary, we are the exclusive licensee of the Frederick’s of Hollywood online license for the U.S., Australia and New Zealand, under which we sell Frederick’s of Hollywood intimates products, sleepwear and loungewear products, swimwear and swimwear accessories products, and costume products. We sell our Frederick’s of Hollywood products online at www.fredericks.com.

Former Brands

We previously sold products under the Stella McCartney, Heidi Klum and Naked brands. Our license to the Stella McCartney brand terminated on June 30, 2018. On January 31, 2020, we entered into a termination agreement with Heidi Klum and Heidi Klum Company, LLC, which provides for the termination of the license agreement between the parties. On January 28, 2020, we sold all of our right, title and interest in the Naked brands to Gogogo SRL. We may continue selling existing Heidi Klum branded products, as well as Heidi Klum branded products manufactured on or prior to June 30, 2020 under existing contracts. The right to continue selling such products will continue until six months after the date of the termination agreement in the Northern Hemisphere and until 12 months after the date of the termination agreement in the Southern Hemisphere. We also may continue selling any inventory bearing the Naked brand that was in existence as of the closing of the sale of Naked to Gogogo SRL.

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Our Strengths

We believe the following competitive strengths contribute to our leading market position and differentiate us from our competition:

Distinct, Well-Recognized Brands

Our iconic brands, including Bendon, Pleasure State, Fayreform and Frederick’s of Hollywood, have come to represent a unique lifestyle across its targeted customers. Our brands allow us to target markets across the economic spectrum, across demographics and across the world. We believe our flagship brands and prominent, highly-recognized creative directors provide us with a competitive advantage.

In-Store Experience and Store Operations

We view our customers’ in-store experience as an important vehicle for communicating the image of each brand. We utilize visual presentation of merchandise, in-store marketing and our sales associates to reinforce the image represented by the brands. Our in-store marketing is designed to convey the principal elements and personality of each brand. The store design, furniture, fixtures and music are all carefully planned and coordinated to create a unique shopping experience. Every brand displays merchandise uniformly to ensure a consistent store experience, regardless of location. Store managers receive detailed plans designating fixture and merchandise placement to ensure coordinated execution of the company-wide merchandising strategy. Our sales associates and managers are a central element in creating the atmosphere of the stores by providing a high level of customer service.

Product Development, Sourcing and Logistics

We believe a large part of our success comes from frequent and innovative product launches, as well as launches of new collections from our existing brands. Our merchant, design and sourcing teams have a long history of bringing innovative products to our customers. Our key vendor partners are industry leaders in both innovation and social responsibility. We work closely together to form a world class supply chain that is dynamic and efficient.

Highly Experienced Leadership Team

Our management team is led by Justin Davis-Rice, Executive Chairman, who joined Bendon in 2011 and is responsible for leading our revenue growth. Prior to joining Bendon, Mr. Davis-Rice co-founded Pleasure State. Anna Johnson, Chief Executive Officer, brings to us a track record of over 25 years’ experience driving growth across a number of industries, including consumer electronics, outdoor adventure and intimate apparel. The rest of our senior management team has a wealth of retail and business experience at The Warehouse Group, Cotton On Group and Hewlett Packard. We have developed a strong and collaborative culture aligned around our goals to create the most beautiful, innovative lingerie that is designed to enhance comfort and fit for women all over the world.

Recent Developments

COVID-19

As of the time of this prospectus supplement, the impacts of the COVID-19 pandemic have been broad reaching, including impacts to our retail and wholesale businesses. We temporarily closed our bricks and mortar stores for eight weeks across March to May 2020, although we were able to continue to sell merchandise through our two online stores and fulfil online orders from the New Zealand and U.S. warehouses. To mitigate the significant impact on cashflow we worked with suppliers to get support with delayed payments and reached agreements with certain key suppliers to push back payments. In addition, we continue to negotiate support from landlords to provide rent abatements through the period of closure and until revenue levels return to previous levels. Employees agreed to work reduced hours and we have applied for government wage subsidies from the New Zealand and Australian governments. At the date of this prospectus supplement, we have received NZ$2.0 million in subsidies from the New Zealand government and AU$0.5 million in subsidies from the Australian government. We have also been in discussion with the Bank of New Zealand (“BNZ”) to defer loan repayments (see “Senior Secured Credit Facility” below). We are investigating other government funding packages for which we may be eligible. The impact of COVID-19 in Asia delayed stock flow due to temporary factory closures. We are working with suppliers who are now back operating to prioritize and reschedule orders and inventory flow has resumed.

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As of the date of this prospectus, the Australian stores in the state of Victoria are again temporarily closed for six weeks and the Auckland stores in New Zealand for two weeks due to a state of emergency being declared.

The full impact of the COVID-19 pandemic continues to evolve, and, as such, it is uncertain as to the full magnitude that the pandemic will have on our financial condition, liquidity, and future results of operations. Management and the directors are monitoring the situation on a daily basis and forward planning to minimize the total impact to the group. For more information, see Item 5 of our Annual Report.

Senior Secured Credit Facility

Effective March 12, 2020, we entered into a Deed of Amendment and Restatement (the “Restated Facility Agreement”) that amended and restated that certain Facility Agreement, originally dated June 27, 2016, as amended from time to time, by and among Bendon, as borrower, us and certain subsidiaries and affiliates of ours, as guarantors, and BNZ, as lender. Under the Restated Facility Agreement, BNZ will continue to make available (i) a revolving credit facility (the “Revolving Facility”), for which the facility limit, as amended, currently is NZ$16.7 million, and (ii) an instrument facility (the “Instrument Facility”), for which the facility limit is NZ$1.345 million. The Revolving Facility presently has an outstanding principal balance of NZ$16.7 million. We will reduce our indebtedness under the Restated Facility Agreement by an aggregate of NZ$7 million in periodic installments through November 30, 2021, which will also reduce the facility limit under the Revolving Facility. The facilities terminate on March 12, 2022. As at January 31, 2020, we were compliant under the facility covenants then in effect. However, we have not been compliant with the financial covenants under the Restated Facility Agreement, due to the impact of COVID-19, and we are currently in negotiations with BNZ to revise these temporarily. For more information, see Item 5.B of our Annual Report.

Convertible Promissory Notes

Notes Issued in October, November, and December 2019 and January, February, and April 2020

In each of October, November and December 2019 and January, February, and April 2020, we completed a private placement of a convertible promissory note (each, a “Note”) and a warrant to purchase Ordinary Shares to either St. George Investments LLC or Iliad Research and Trading L.P., which are affiliates of one another (together, the “Affiliated Holders”). Each private placement of a Note was made pursuant to a Securities Purchase Agreement with the applicable Affiliated Holder. The aggregate purchase price of the Notes was US$15,500,000 (NZ$23,485,000). Each of the Notes was issued with an original issue discount of 5%, and certain expenses of the Affiliated Holder were added to the balance of each Note. In addition, the applicable Affiliated Holder had the right to exchange each warrant for a 5% increase in the outstanding balance of the related Note, a right the Affiliated Holder exercised in each case. Because we did not timely complete an equity financing as required by each of the Notes and did not timely file a registration statement as required by the Notes issued in February and April 2020, the outstanding balance of each applicable Note was increased by 10% for each such occurrence.

Each of the Notes issued in October, November and December 2019 and January 2020 had an initial fixed conversion price of US$5.00 per share (in the case of the October 2019 note) or US$4.00 per share (in the case of the other notes). Pursuant to amendments in January 2020, on three occasions, we temporarily reduced the conversion price of the Note issued in December 2019. Furthermore, pursuant to amendments in April and June 2020, we modified the Notes issued in October, November and December 2019 and January 2020 so that they could be converted at a floating conversion price, provided we approved each such conversion. Subject to our approval, the holders of such Notes could convert the outstanding balance of the notes into Ordinary Shares at a conversion price per share that was equal to (i) a percentage of not less than 75%, multiplied by (ii) the lowest daily volume weighted average price of the Ordinary Shares in the preceding 20 trading days, but in any event not less than a specified floor price. As of August 17, 2020, the entire outstanding balance of the Notes issued in October, November and December 2019 and January 2020, or approximately US$15,000,000 (NZ$23,700,000), had been converted into 35,746,486 Ordinary Shares.

In August 2020, we entered into a similar amendment with respect the Note issued in February 2020, so that it also may be converted at a floating conversion price, provided we approve each such conversion, on the same terms as described above. As of the date hereof, the Note issued in April 2020 remains convertible only at its initial fixed conversion price.

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Each of the remaining Notes issued in February and April 2020 bears interest at 20% per annum, compounded daily, and matures two years after its issuance. As of August 17, 2020, the aggregate outstanding principal balance of the remaining Notes was approximately US$6,600,000 (NZ$10,000,000).

Note and Purchase Warrant Issued in July 2020

In July 2020, we completed a private placement of a convertible promissory note (the “July Note”) and a warrant to purchase Ordinary Shares (the “July Purchase Warrant”) to one of the Affiliated Holders, Iliad Research Trading L.P., pursuant to a Securities Purchase Agreement, for an aggregate purchase price of US$8,000,000 (NZ$12,100,000). The July Note was issued with an original issue discount of 5%, and certain expenses of the Affiliated Holder were added to the balance of the July Note. We also granted a financing rebate to the Affiliated Holder, resulting in net proceeds to us of approximately US$7,200,000 (NZ$10,900,000) from the sale of the July Note. The July Note accrues interest at the following rate: (i) for a period of 90 days starting on its issuance date, 2.0% per annum, (ii) for the next 90 days, 10.0% per annum and (iii) thereafter, 15.0% per annum. The July Note matures on the second anniversary of its issuance.

The July Note is convertible at the election of the Affiliated Holder into Ordinary Shares at a conversion price equal to the lower of (x) US$0.44, and (y) 80% of the closing bid price of the Ordinary Shares on the trading day immediately prior to the earlier of (A) the date the a registration statement registering for resale the Ordinary Shares underlying the July Note is declared effective and (B) October 30, 2020, but in any event the conversion price will not be less than the floor price specified in the July Note. In addition, during the ten-day period following the earlier of the date the initial resale registration statement is declared effective and October 30, 2020 we will have the right to require the Affiliated Holder to convert the entire principal amount of the July Note in excess of US$2,100,000, and all accrued interest on the July Note, into Ordinary Shares. To the extent the Affiliated Holder would beneficially own more than 9.9% of our outstanding Ordinary Shares after a conversion required by us, we may issue to the Affiliated Holder “pre-funded” warrants (the “July Pre-Funded Warrants”) in lieu of such shares, or alternatively may extend the period during which we can require conversion. The July Pre-Funded Warrants, if issued, will have an exercise price of US$0.0001 per share and will expire on July 24, 2025.

The July Purchase Warrant entitles the Selling Shareholder to purchase up to 19,136,364 Ordinary Shares at an exercise price of US$0.6707 per share. In addition, if the exercise price of the July Purchase Warrants is higher than the last closing bid price of the Ordinary Shares, at any time starting on the earlier of (A) 15 days after the effective date of the registration statement of which this prospectus forms a part and (B) January 24, 2021, the July Purchase Warrants may be exercised on a cashless basis for a number of shares equal to the Black-Scholes value per share underlying the July Purchase Warrant, multiplied by the number of shares as to which the July Purchase Warrant is being exercised, divided by the closing bid price as of two business days prior to the exercise date, but in any event not less than the Floor Price. For this purpose, the Black-Scholes value per share underlying the July Purchase Warrant is a fixed value as set forth in the July Purchase Warrant. The July Purchase Warrant expires on July 24, 2025.

Nasdaq Noncompliance

On March 11, 2020, we received a notice from the Nasdaq Listing Qualifications Department stating that, for the previous 30 consecutive business days, the closing bid price for the Ordinary Shares had been below the minimum of US$1.00 per share required for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The notification letter stated that we would be afforded 180 calendar days to regain compliance with the minimum bid price requirement. In addition, Nasdaq has tolled the compliance period from April 16, 2020 through June 30, 2020, due to the impact of COVID-19. Accordingly, we have until November 23, 2020 to regain compliance with the minimum bid price requirement. In order to regain compliance, the closing bid price for the Ordinary Shares must be at least US$1.00 per share for a minimum of ten consecutive business days. The notification letter also stated that in the event we do not regain compliance within the 180-day period, we may be eligible for additional time.

On May 14, 2020, we received a notice from the Nasdaq Listing Qualifications Department stating that we were no longer in compliance with the equity standard for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least US$2,500,000 under the equity standard. Because our Annual Report reflected stockholders’ equity of less than this amount, and we did not meet the alternative standards for market value of listed securities or net income, we were no longer in compliance with Nasdaq’s continued listing standards. We submitted a plan to regain compliance with this standard. On July 2, 2020, we received a letter from the Nasdaq staff stating that the staff had determined to grant us an extension to regain compliance with Nasdaq’s equity standard for continued listing on Nasdaq. Based on the plan of compliance submitted by us, of which this offering is a part, we have until November 10, 2020 to evidence compliance with the equity standard.

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The Nasdaq notifications have no effect at this time on the listing of the Ordinary Shares, and the Ordinary Shares continue to trade under the symbol “NAKD.”

Corporate Information

Our principal office is located at 8 Airpark Drive, Airport Oaks, Auckland 2022, New, Zealand, and our telephone number is +64 9 275 0000. Our registered office is located at 1/23 Court Road, Double Bay, New South Wales 2028, Australia. Our agent for service of process in the United States is Graubard Miller, our U.S. counsel, located at The Chrysler Building, 405 Lexington Avenue, New York, New York 10174. Our corporate website is located at www.nakedbrands.com. The information on our website shall not be deemed part of this prospectus supplement.

Emerging Growth Company

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As an emerging growth company, we are eligible, and have elected, to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation (to the extent applicable to a foreign private issuer).

We could remain an emerging growth company until the last day of our fiscal year following the fifth anniversary of the consummation of our initial public offering. However, if our annual gross revenue is US$1.07 billion or more, or our non-convertible debt issued within a three year period exceeds US$1 billion, or the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the last day of that fiscal year.

Foreign Private Issuer

We are a “foreign private issuer” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a foreign private issuer under the Exchange Act, we are exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic U.S. companies with securities registered under the Exchange Act, and we are not required to comply with Regulation FD, which imposes certain restrictions on the selective disclosure of material information. In addition, our officers, directors, and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our Ordinary Shares.

The Nasdaq Listing Rules allow foreign private issuers, such as us, to follow home country corporate governance practices (in our case Australian) in lieu of the otherwise applicable Nasdaq corporate governance requirements. In accordance with this exception, we follow Australian corporate governance practices in lieu of certain of the Nasdaq corporate governance standards, as more fully described in our Annual Report on Form 20-F for the fiscal year ended January 31, 2019, as amended, which is incorporated herein by reference. See “Where You Can Find Additional Information” on page S-15.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus supplement and especially consider the factors incorporated by reference in the sections titled “Risk Factors” commencing on page S-7 of this prospectus supplement and in our base prospectus and the Annual Report incorporated by reference herein.

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THE OFFERING

Issuer	Naked Brand Group Ltd.

Securities Offered	Ordinary Shares having aggregate gross sales proceeds of up to US$5,000,000.

Ordinary Shares to Be Outstanding Immediately Following This Offering	Up to 57,759,026 Ordinary Shares, assuming sales of 16,129,032 Ordinary Shares in this offering at a price of US$0.31 per share, which was the last reported sale price of our Ordinary Shares on Nasdaq as of August 17, 2020. The actual number of Ordinary Shares will vary depending on the sales price under this offering.(1)

Manner of Offering	We have entered into a Sales Agreement with Maxim relating to the sale of our Ordinary Shares. In accordance with the terms of the Sales Agreement, under this prospectus supplement we may offer and sell, from time to time, Ordinary Shares having an aggregate offering price of up to US$5,000,000 through Maxim acting as our exclusive sales agent. Sales of Ordinary Shares, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act. If we are eligible and desire to offer additional Ordinary Shares pursuant to the Sales Agreement, we will file an additional prospectus supplement to register such additional Ordinary Shares. See the section titled “Plan of Distribution” on page S-14 of this prospectus supplement.

Use of Proceeds	We may issue and sell our Ordinary Shares having an aggregate offering price of up to $5,000,000 from time to time under this prospectus supplement and the accompanying prospectus. Because there is no minimum offering amount required as a condition to close this offering, the actual public offering amount, commissions to Maxim and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any Ordinary Shares, under the Sales Agreement. We intend to use the net proceeds from the sale of the securities offered hereby for working capital and other general corporate purposes. See the section titled “Use of Proceeds” on page S-10.

Risk Factors	See the sections titled “Risk Factors” commencing on page S-7 of this prospectus supplement and in our base prospectus and the Annual Report incorporated by reference herein for a discussion of factors you should consider carefully before deciding to invest in our Ordinary Shares.

Listing	Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “NAKD”.

Transfer Agent	Continental Stock Transfer & Trust Co. is the registrar and transfer agent of our Ordinary Shares.

(1)	The number of Ordinary Shares to be issued and outstanding after this offering is based on 41,629,994 Ordinary Shares issued and outstanding as of August 17, 2020. The number of Ordinary Shares to be issued and outstanding after this offering excludes:

●	19,160,816 Ordinary Shares estimated to be issuable upon conversion of the July Note (assuming that the balance of the note and all accrued interest thereon as of August 17, 2020 was converted in full at the current conversion price) and 19,136,364 Ordinary Shares underlying the July Purchase Warrant. However, the actual number of shares issuable upon conversion of the July Note and exercise of the July Purchase Warrant may be substantially more or less than the foregoing amounts, depending, among other things, on whether the conversion price of the July Note is reduced upon the effectiveness of the registration statement for the underlying shares and on whether the July Purchase Warrant is exercised through a Black-Scholes cashless exercise. In such event, the number of shares issuable upon conversion of the July Note or upon exercise of the July Purchase Warrant would depend on the market price of the Ordinary Shares at a future date. We cannot predict the market price of our Ordinary Shares at any future date, and therefore, we are unable to accurately forecast or predict the total amount of shares that ultimately may be issued;

●	1,657,213 Ordinary Shares estimated to be issuable upon the conversion of the Notes issued in February and April 2020 (assuming that the balance of each such note as of August 17, 2020 was converted in full at the fixed conversion price provided in each such note). However, the actual number of shares issuable upon conversion of such Notes may be substantially more than the foregoing amount, because the Note issued in February 2020 may be converted at a floating conversion price based on the current market price of our Ordinary Shares, provided we approve such conversion. Subject to our approval, the holder of such Note may convert the outstanding balance of such notes into the Ordinary Shares at a floating conversion price per share that is equal to (i) a percentage of not less than 75%, multiplied by (ii) the lowest daily volume weighted average price of the Ordinary Shares in the preceding 20 trading days, but in any event not less than a specified floor price. Based on the outstanding balance of approximately US$4,467,000 as of August 17, 2020, and an assumed floating conversion price of US$0.2325 (which is 75% of the closing price of the Ordinary Shares on August 17, 2020), the Note issued in February 2020 would be convertible into approximately 19,216,000 Ordinary Shares. We cannot predict the market price of our Ordinary Shares at any future date, and therefore, we are unable to accurately forecast or predict the total amount of shares that ultimately may be issued under the Note issued in February 2020; and

●	592,900 Ordinary Shares underlying our other outstanding warrants.

S-6

RISK FACTORS

An investment in our securities involves a high degree of risk. Before investing in our Ordinary Shares, you should carefully consider the risk factors set forth below and those described under “Risk Factors” in the documents incorporated by reference herein, including in our most recent Annual Report on Form 20-F filed with the SEC, together with the other information included in this prospectus and incorporated by reference herein from our filings with the SEC. If any of such risks or uncertainties occurs, our business, financial condition, and operating results could be materially and adversely affected. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may materially and adversely affect our business operations. As a result, the trading price of our Ordinary Shares could decline and you could lose all or a part of your investment.

Risks Relating to Our Business

Our business, results of operations, and financial condition may be impacted by the recent coronavirus (COVID-19) outbreak.

Our business has been and may continue to be adversely affected by a widespread outbreak of contagious disease, including the recent COVID-19 pandemic, resulting in business closures and a limit on consumer and employee travel across the globe. Any outbreak of contagious diseases, or other adverse public health developments, could have a material and adverse effect on our business operations. These could include disruptions or restrictions on our ability to travel, reduced traffic in our stores and the stores of our wholesale customers, temporary closures of our stores and/or office buildings or the facilities of our wholesale customers or suppliers. We may also see disruptions or delays in shipments and negative impacts to pricing of certain components of our products. Further, any disruption of our customers or suppliers would likely impact our sales and operating results. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could affect demand for our products and likely impact our operating results. The resulting economic downturn can also negatively impact our share price.

As of the time of this filing, the impacts of the COVID-19 pandemic have been broad reaching, including impacts to our retail and wholesale businesses. The pandemic has had an impact on our business globally, with significant temporary store closures. The COVID-19 pandemic is also impacting the Asia region where we source most of our inventory. Temporary factory closures and the pace of workers returning to work has impacted our suppliers’ ability to source certain raw materials and to produce and fulfill finished goods orders in a timely manner. As of the date of this filing, we have also experienced impacts on deliveries, driven primarily by factory labor shortages and port congestion. However, the ability of our distribution and logistics providers to operate may be further impacted depending on the continued severity and duration of the pandemic and may have a significant impact on the cost and timing of receipts for future seasons. The occurrence of any of these events could further negatively impact our future consolidated financial position, results of operations and cash flows. There could be a prolonged impact on our business due to slow economic recovery or changes in consumer behavior. If we experience a sustained decrease in consumer demand related to the COVID-19 pandemic, it may exacerbate our need for additional financing. There is no guarantee that we will be able to obtain such additional financing, on acceptable terms or at all. The results for the first quarter of fiscal 2021 as well as full fiscal 2021 could also be impacted in ways we are not able to predict today, including, but not limited to, non-cash write-downs and asset impairment charges (including impairments on property and equipment, operating lease right-of use assets and goodwill); unrealized gains or losses related to investments; foreign currency fluctuations; and collections of accounts receivables.

We are continuing to monitor the potential impact of the COVID-19 pandemic. As of the date of this prospectus, the Australian stores in the state of Victoria are again temporarily closed for six weeks and the Auckland stores in New Zealand for two weeks due to a state of emergency being declared.

The two online stores are trading, and we are able to fulfil orders from the New Zealand and U.S. warehouses. In order to mitigate the significant impact on cash inflow we are working with our suppliers and lenders to extend payment terms. We are in discussions with BNZ to extend loan repayment dates and with our landlords to provide abatements through the period of closure. We have reduced staff hours and applied for government subsidies for the New Zealand and Australian employees. At the date of this prospectus, we had received NZ$2.0m in subsidies from the New Zealand government and AU$0.5m from the Australian government.

We are and may become the subject of various claims, threats of litigation, litigation or investigations which could have a material adverse effect on our business, financial condition, results of operations or price of our ordinary shares.

We are and may become subject to various claims, threats of litigation (including, from current and former shareholders of our company), litigation or investigations, including commercial disputes and employee claims, and from time to time may be involved in governmental or regulatory investigations or similar matters. Any claims asserted against us or our management, regardless of merit or eventual outcome, could harm our reputation and have an adverse impact on our relationship with our clients, distribution partners and other third parties and could lead to additional related claims. Furthermore, there is no guarantee that we will be successful in defending ourselves in pending or future litigation or similar matters under various laws. Any judgments or settlements in any pending litigation or future claims, litigation or investigation could have a material adverse effect on our business, financial condition, results of operations and price of our Ordinary Shares.

S-7

 Risks Related to this Offering

It is not possible to predict the actual number of Ordinary Shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Maxim at any time throughout the term of the Sales Agreement. The number of Ordinary Shares that are sold through Maxim will fluctuate based on a number of factors, including the market price of the Ordinary Shares during the sales period, the limits we set with Maxim in any applicable placement notice, and the demand for our Ordinary Shares during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not possible to predict the number of shares that will be sold or the gross proceeds we will raise in connection with those sales.

The Ordinary Shares offered hereby will be sold in “at the market offerings” and investors who buy shares at different times will likely pay different prices.

Investors who purchase Ordinary Shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price of our Ordinary Shares offered hereby. Investors may experience a decline in the value of shares that they purchase in this offering as a result of sales made at prices lower than the prices they paid.

You may experience immediate dilution in the net tangible book value per Ordinary Share that you purchase.

The price per Ordinary Share offered hereunder may be higher than the net tangible book value per Ordinary Share prior to this offering. Assuming that an aggregate of 16,129,032 Ordinary Shares are sold at an assumed offering price of US$0.31 per share, which was the closing sale price of our Ordinary Shares on Nasdaq on August 17, 2020, for aggregate gross proceeds of US$5,000,000 in this offering, and after deducting commissions and estimated aggregate offering expenses payable by us, you will suffer immediate dilution of US$0.02 per share, representing the difference between the pro forma as adjusted net tangible book value per Ordinary Share on January 31, 2020 after giving effect to this offering and the assumed offering price.

We will have broad discretion in using the proceeds of this offering, and we may not effectively spend the proceeds.

We will use the net proceeds of this offering for working capital and general corporate purposes. We have not allocated any specific portion of the net proceeds to any particular purpose, and our management will have the discretion to allocate the proceeds as it determines. We will have significant flexibility and broad discretion in applying the net proceeds of this offering, and we may not apply these proceeds effectively. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds, and you will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

Risks Related to our Ordinary Shares

We may issue additional securities in the future, which may result in dilution to our shareholders.

We are not restricted from issuing additional Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares. Because we anticipate we will need to raise additional capital to operate and/or expand our business, we expect to conduct additional equity offerings in future.

S-8

We also may issue additional Ordinary Shares upon conversion of our outstanding convertible promissory notes and upon exercise of our outstanding warrants. As of August 17, 2020, there were 19,160,816 Ordinary Shares estimated to be issuable upon conversion of the July Note (assuming that the balance of the note and all accrued interest thereon as of such date was converted in full at the current conversion price) and 19,136,364 Ordinary Shares underlying the July Purchase Warrant. However, the actual number of shares issuable upon conversion of the July Note and exercise of the July Purchase Warrant may be substantially more or less than the foregoing amounts, depending, among other things, on whether the conversion price of the July Note is reduced upon the effectiveness of the registration statement for the underlying shares and on whether the July Purchase Warrant is exercised through a Black-Scholes cashless exercise. In such event, the number of shares issuable upon conversion of the July Note or upon exercise of the July Purchase Warrant would depend on the market price of the Ordinary Shares at a future date. We cannot predict the market price of our Ordinary Shares at any future date, and therefore, we are unable to accurately forecast or predict the total amount of shares that ultimately may be issued.

In addition, as of August 17, 2020, there were 1,657,213 Ordinary Shares estimated to be issuable upon the conversion of the Notes issued in February and April 2020 (assuming that the balance of each such note as of such date was converted in full at the fixed conversion price provided in each such note) and 592,900 Ordinary Shares underlying our other outstanding warrants. However, the actual number of shares issuable upon conversion of the Notes issued in February and April 2020 may be substantially more than the foregoing amount, because the Note issued in February 2020 may be converted at a floating conversion price based on the current market price of our Ordinary Shares, provided we approve such conversion. Subject to our approval, the holder of such Note may convert the outstanding balance of such notes into the Ordinary Shares at a floating conversion price per share that is equal to (i) a percentage of not less than 75%, multiplied by (ii) the lowest daily volume weighted average price of the Ordinary Shares in the preceding 20 trading days, but in any event not less than a specified floor price. Based on the outstanding balance of approximately US$4,467,000 as of August 17, 2020, and an assumed floating conversion price of US$0.2325 (which is 75% of the closing price of the Ordinary Shares on August 17, 2020), the Note issued in February 2020 would be convertible into approximately 19,216,000 Ordinary Shares. We cannot predict the market price of our Ordinary Shares at any future date, and therefore, we are unable to accurately forecast or predict the total amount of shares that ultimately may be issued under the Note issued in February 2020.

There is no limit on the number of Ordinary Shares we may issue under our constitution. To the extent our outstanding warrants are exercised, our outstanding convertible promissory notes are converted or we conduct additional equity offerings, additional Ordinary Shares will be issued, which may result in dilution to our shareholders. Sales of substantial numbers of shares in the public market could adversely affect the market price of our Ordinary Shares. In addition, issuances of a substantial number of shares will reduce the equity interest of our existing investors and could cause a change in control of our company.

Nasdaq may delist our Ordinary Shares from quotation on its exchange, which could limit investors’ ability to sell and purchase our securities and subject us to additional trading restrictions.

The Ordinary Shares are currently listed on Nasdaq under the trading symbol “NAKD”. However, on March 11, 2020, we received a notice from the Nasdaq Listing Qualifications Department stating that, for the previous 30 consecutive business days, the closing bid price for the Ordinary Shares had been below the minimum of US$1.00 per share required for continued inclusion on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The notification letter stated that we would be afforded 180 calendar days to regain compliance with the minimum bid price requirement. In addition, Nasdaq has tolled the compliance period from April 16, 2020 through June 30, 2020, due to the impact of COVID-19. Accordingly, we have until November 23, 2020 to regain compliance with the minimum bid price requirement. In order to regain compliance, the closing bid price for the Ordinary Shares must be at least US$1.00 per share for a minimum of ten consecutive business days. The notification letter also stated that in the event we do not regain compliance within the 180-day period, we may be eligible for additional time.

In addition, on May 14, 2020, we received a notice from the Nasdaq Listing Qualifications Department stating that we were no longer in compliance with the equity standard for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least US$2,500,000 under the equity standard. Because our Annual Report reflected stockholders’ equity of less than this amount, and we did not meet the alternative standards for market value of listed securities or net income, we were no longer in compliance with Nasdaq’s continued listing standards. We submitted a plan to regain compliance with this standard. On July 2, 2020, we received a letter from the Nasdaq staff stating that the staff had determined to grant us an extension to regain compliance with Nasdaq’s equity standard for continued listing on Nasdaq. Based on the plan of compliance submitted by us, of which the offering of the July Note and July Purchase Warrant and this offering are a part, we have until November 10, 2020 to evidence compliance with the equity standard.

There can be no assurance that we will regain compliance with the minimum bid price requirement or the equity standard within the allotted period, or that we will be able to maintain compliance with the other continued listing requirements under the Nasdaq Listing Rules.

If the Ordinary Shares are not listed on Nasdaq at any time after this offering, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity;

●	a determination that the Ordinary Shares are a “penny stock” which will require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the Ordinary Shares;

●	a limited amount of news and analyst coverage for our company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The market for our Ordinary Shares may not provide investors with adequate liquidity.

Liquidity of the market for our Ordinary Shares depends on a number of factors, including our financial condition and operating results, the number of holders of our Ordinary Shares, the market for similar securities and the interest of securities dealers in making a market in the securities. We cannot predict the extent to which investor interest in the Company will maintain a trading market in our Ordinary Shares, or how liquid that market will be. If an active market is not maintained, investors may have difficulty selling Ordinary Shares that they hold.

We do not intend to pay any dividends on our Ordinary Shares at this time.

We have not paid any cash dividends on our Ordinary Shares to date. The payment of cash dividends on our Ordinary Shares in the future will be dependent upon our revenue and earnings, if any, capital requirements, and general financial condition, as well as the limitations on dividends and distributions that exist under the laws and regulations of Australia, and will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends on our Ordinary Shares in the foreseeable future. As a result, any gain you will realize on our Ordinary Shares will result solely from the appreciation of such shares.

S-9

USE OF PROCEEDS

We may issue and sell our Ordinary Shares having an aggregate offering price of up to $5,000,000 from time to time under this prospectus supplement and the accompanying prospectus. Because there is no minimum offering amount required as a condition to close this offering, the actual public offering amount, commissions to Maxim and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any Ordinary Shares, under the Sales Agreement.

We intend to use the net proceeds from the sale of the securities offered hereby for working capital and other general corporate purposes.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including but not limited to the impact of the COVID-19 pandemic on our business operations and any unforeseen cash needs. As a result, our management retains broad discretion over the allocation of the net proceeds from this offering.

S-10

CAPITALIZATION

The following table sets forth our capitalization as of January 31, 2020 on (i) a historical basis, (ii) on a pro forma basis, after giving effect to the transactions described in footnote 1 to the table (the “Subsequent Transactions”), and (iii) on a pro forma as adjusted basis, after giving further effect to the sale by us of an aggregate of 16,129,032 Ordinary Shares offered hereby at an assumed offering price of US$0.31 per share, which was the closing sale price of our Ordinary Shares on Nasdaq on August 17, 2020, and after deducting estimated offering expenses payable by us.

You should read this table together with our financial statements and the related notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information, incorporated by reference in this prospectus supplement or the accompanying base prospectus from our SEC filings, including our Annual Report.

In Thousands of NZ$ and US$	As at January 31, 2020 (Historical)		As at January 31, 2020 (Pro Forma) (1)		As at January 31, 2020 (Pro Forma As Adjusted)(2)
	NZ$	US$ (3)	NZ$	US$ (3)	NZ$	US$(3)
Borrowings	38,913	25,683	24,849	16,401	24,849	16,401
Share Capital	170,913	112,327	194,223	128,187	201,799	133,187
Accumulated Losses	(176,595)	(116,553)	(176,595)	(116,553)	(176,595)	(116,553)
Reserves	118	78	118	78	118	78
Total Capitalization	(6,284)	(4,147)	17,746	11,713	25,322	16,713

(1)	The pro forma information gives effect to the following transactions:

●	On February 12, 2020, we completed a private placement of a Note and a warrant to purchase Ordinary Shares, for a purchase price of US$3.0 million, with a principal balance before discount and expenses of US$3.17 million (NZ$4.8 million). The holder exercised the right to exchange the warrant for a 5% increase in the balance of the Note, and as a result the warrant was cancelled, and the balance of the Note was increased by approximately US$0.2 million (NZ$0.2 million). We also did not timely complete an equity financing and did not timely file a registration statement as required by the Note, and as a result the outstanding balance of the Note was subjected to a 10% premium for each such occurrence, or an aggregate of approximately US$0.7 million (NZ$1.1 million). The Note accrues interest at a rate of 20% per annum, compounded daily.

●	On April 15, 2020, we completed a private placement of a Note and a warrant to purchase Ordinary Shares, for a purchase price of US$1.5 million, with a principal balance before discount and expenses of US$1.595 million (NZ$2.4 million). The holder exercised the right to exchange the warrant for a 5% increase in the balance of the Note, and as a result the warrant was cancelled, and the balance of the Note was increased by approximately US$0.1 million (NZ$0.1 million). We also did not timely complete an equity financing and did not timely file a registration statement as required by the Note, and as a result the outstanding balance of the Note was subjected to a 10% premium for each such occurrence, or an aggregate of approximately US$0.4 million (NZ$0.55 million). The Note accrues interest at a rate of 20% per annum, compounded daily.

●	On July 3, 2020, we agreed to exchange one of our outstanding promissory notes, with an outstanding balance of approximately US$1.36 million (NZ$2.1 million), for 1,666,667 of our Ordinary Shares.

●	From February 1, 2020 through August 17, 2020, an aggregate of US$15.0 million (NZ$22.7 million) of the outstanding balance of Notes issued in October, November and December 2019 and January 2020, representing all of the outstanding balance of such notes, was converted into 35,746,486 Ordinary Shares.

●	On July 24, 2020, we completed a private placement of the July Note and a warrant to purchase up to 19,136,364 Ordinary Shares at an exercise price of US$0.6707 per share, for a purchase price of US$8.0 million, with an original issue discount of 5%, certain expenses added to the principal balance, and a financing rebate granted to the investor, resulting in net proceeds to us of approximately US$7,200,000 (NZ$10,900,000). The July Note accrues interest at the following rate: (i) for a period of 90 days starting on its issuance date, 2.0% per annum, (ii) for the next 90 days, 10.0% per annum and (iii) thereafter, 15.0% per annum.

(2)	The pro forma as adjusted information gives further effect to the sale by us of an aggregate of 16,129,032 Ordinary Shares offered hereby at an assumed offering price of US$0.31 per share, which was the closing sale price of our Ordinary Shares on Nasdaq on August 17, 2020, and after deducting estimated offering expenses payable by us.

(3)	In this prospectus supplement certain New Zealand dollar amounts have been translated into United States dollars at the rate as at January 31, 2020 of NZ$1 = US$0.66. Such translations should not be construed as representations that the New Zealand dollar amounts represent, or have been or could be converted into, United States dollars at that or any other rate.

The foregoing table does not take into account the conversion or exercise of the convertible securities and warrants set forth in footnote 1 in “Prospectus Supplement Summary – The Offering.”

You should read this table in conjunction with our consolidated financial statements as at and for the fiscal year ended January 31, 2020, which are incorporated by reference in this prospectus supplement.

S-11

DILUTION

If you invest in our Ordinary Shares, your ownership interest will be diluted to the extent of the difference between the price you paid per Ordinary Share in this offering and the net tangible book value per Ordinary Share after this offering. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of Ordinary Shares outstanding.

Our unaudited historical actual net tangible book value as of January 31, 2020 was approximately US$(4.1) million, or approximately US$(0.88) per Ordinary Share issued and outstanding on an unaudited historical actual basis as of January 31, 2020.

Our unaudited pro forma net tangible book value as of January 31, 2020 was approximately $11.7 million, or approximately $0.28 per Ordinary Share, after giving effect to the Subsequent Transactions.

Our unaudited pro forma as adjusted net tangible book value as of January 31, 2020 was approximately US$16.7 million, or US$0.30 per Ordinary Shares, after giving further effect to the sale by us of an aggregate of 16,129,032 Ordinary Shares offered hereby at an assumed offering price of US$0.31 per share, which was the closing sale price of our Ordinary Shares on Nasdaq on August 17, 2020, and after deducting estimated offering expenses payable by us. This represents an immediate increase in net tangible book value of US$0.01 per Ordinary Share to existing stockholders, and an immediate dilution of US$0.02 per Ordinary Share to new investors purchasing Ordinary Shares in this offering.

The following table illustrates the dilution on a per Ordinary Share basis for investors purchasing Ordinary Shares in this offering:

In US$
Assumed public offering price per share in this offering		$0.31
Pro forma net tangible book value per share as of January 31, 2020	$0.28
Increase in net tangible book value attributable to this offering	$0.01
Pro forma as adjusted net tangible book value per share as of January 31, 2020		$0.29
Dilution per share to new investors in this offering		$0.02

The per share calculations above are based the number of Ordinary Shares issued and outstanding as of January 31, 2020, as follows: 4,697,204 shares on an unaudited historical actual basis, 41,629,994 shares on an unaudited pro forma basis, and 57,759,026 shares on an unaudited pro forma as adjusted basis, each as described above.

The foregoing table assumes the sale of all the Ordinary Shares offered hereby at the assumed offering price. If less than all of the Ordinary Shares offered hereby are sold, or if the price per share is greater, the dilution to new investors purchasing shares in this offering will be greater. The foregoing table also does not take into account the conversion or exercise of the convertible securities and warrants set forth in footnote 1 in “Prospectus Summary – The Offering.”

S-12

DESCRIPTION OF ORDINARY SHARES

For a description of the rights associated with the Ordinary Shares, see “Description of Capital Shares” in the accompanying base prospectus and the description of our Ordinary Shares included as Exhibit 2.2 to our Annual Report with the SEC on May 8, 2020 and incorporated by reference herein.

Assuming that an aggregate of 16,129,032 Ordinary Shares are sold in this offering at an assumed offering price of US$0.31 per share, which was the closing sale price of our Ordinary Shares on Nasdaq on August 17, 2020, there will be 57,759,026 Ordinary Shares outstanding, which does not include the Ordinary Shares issuable upon conversion of our outstanding convertible promissory notes and upon exercise of our outstanding warrants.

As of August 17, 2020, there were 19,160,816 Ordinary Shares estimated to be issuable upon conversion of the July Note (assuming that the balance of the note and all accrued interest thereon as of such date was converted in full at the current conversion price) and 19,136,364 Ordinary Shares underlying the July Purchase Warrant. However, the actual number of shares issuable upon conversion of the July Note and exercise of the July Purchase Warrant may be substantially more or less than the foregoing amounts, depending, among other things, on whether the conversion price of the July Note is reduced upon the effectiveness of the registration statement for the underlying shares and on whether the July Purchase Warrant is exercised through a Black-Scholes cashless exercise. In such event, the number of shares issuable upon conversion of the July Note or upon exercise of the July Purchase Warrant would depend on the market price of the Ordinary Shares at a future date. We cannot predict the market price of our Ordinary Shares at any future date, and therefore, we are unable to accurately forecast or predict the total amount of shares that ultimately may be issued.

In addition, as of August 17, 2020, there were 1,657,213 Ordinary Shares estimated to be issuable upon the conversion of the Notes issued in February and April 2020 (assuming that the balance of each such note as of such date was converted in full at the fixed conversion price provided in each such note) and 592,900 Ordinary Shares underlying our other outstanding warrants. However, the actual number of shares issuable upon conversion of the Notes issued in February and April 2020 may be substantially more than the foregoing amount, because the Note issued in February 2020 may be converted at a floating conversion price based on the current market price of our Ordinary Shares, provided we approve such conversion. Subject to our approval, the holder of such Note may convert the outstanding balance of such notes into the Ordinary Shares at a floating conversion price per share that is equal to (i) a percentage of not less than 75%, multiplied by (ii) the lowest daily volume weighted average price of the Ordinary Shares in the preceding 20 trading days, but in any event not less than a specified floor price. Based on the outstanding balance of approximately US$4,467,000 as of August 17, 2020, and an assumed floating conversion price of US$0.2325 (which is 75% of the closing price of the Ordinary Shares on August 17, 2020), the Note issued in February 2020 would be convertible into approximately 19,216,000 Ordinary Shares. We cannot predict the market price of our Ordinary Shares at any future date, and therefore, we are unable to accurately forecast or predict the total amount of shares that ultimately may be issued under the Note issued in February 2020.

 CERTAIN TAX CONSIDERATIONS

You should carefully read the discussion of the material Australian and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our Ordinary Shares set forth in Section E, “Taxation,” of Item 10 of our Annual Report, filed with the SEC on May 8, 2020 and incorporated by reference herein.

S-13

PLAN OF DISTRIBUTION

Pursuant to the Sales Agreement, entered into by and between the Company and Maxim Group LLC (“Maxim”), Maxim has agreed to act as exclusive sales agent in connection with this offering of our Ordinary Shares pursuant to this prospectus supplement and the accompanying prospectus. Maxim is not purchasing or selling any of the Ordinary Shares offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of Ordinary Shares, but have agreed to use their reasonable best efforts to arrange for the sale of all of the Ordinary Shares offered hereby.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Maxim may sell Ordinary Shares by any method permitted by law deemed to be an “at-the-market” equity offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through Nasdaq, the existing trading market for our Ordinary Shares, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions.

We will pay Maxim a commission of up to 3% of the gross proceeds from each sale. We also agreed to reimburse Maxim for its legal expenses of US$35,000 in connection with entering into the sales agreement and we paid to Maxim a US$5,000 advance to be applied toward legal fees and expenses actually incurred by Maxim’s counsel, which Maxim shall return any portion of the advance not used to pay its accountable out-of-pocket expenses actually incurred. In addition to such fees, in connection with periodic bringdowns of Maxim’s due diligence and certain opinions, letters and certificates delivered under the Sales Agreement, we have agreed to pay Maxim’s legal counsel up to an additional $5,000 per bringdown. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Maxim under the terms of the Sales Agreement, will be approximately US62,000$].

Settlement for sales of Ordinary Shares will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Maxim in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of Ordinary Shares as contemplated in this prospectus supplement and the accompany prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Maxim may agree upon.

We have agreed to provide indemnification and contribution to Maxim and specified persons against certain civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that Maxim may be required to make in respect of such liabilities.

Maxim may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the shares sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Maxim would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the agent acting as principal. Under these rules and regulations, Maxim:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The offering of our Ordinary Shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of our Ordinary Shares subject to the Sales Agreement or (ii) termination of the Sales Agreement as permitted therein. Either we or the Sales Agent may terminate the Sales Agreement at any time upon ten (10) days’ prior notice.

Maxim and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Maxim will not engage in any market making activities involving our Ordinary Shares while the offering is ongoing under this prospectus supplement and the accompany prospectus.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Maxim and Maxim may distribute this prospectus supplement and the accompanying prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the Sales Agreement. A copy of the Sales Agreement is included as an exhibit to our Current Report on Form 8-K that will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

S-14

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities offered by this prospectus supplement, all of which will be paid by us.

In US$
Legal Fees and Expenses	$40,000
Accountants’ Fees and Expenses	$17,000
Miscellaneous Costs	$5,000
Total	$62,000

LEGAL MATTERS

Graubard Miller, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act. HWL Ebsworth Lawyers, Sydney, Australia, will pass upon the validity of the Ordinary Shares offered in this prospectus and on matters of Australia law. Ellenoff Grossman & Schole LLP, New York, New York, is representing the sales agent in this offering.

EXPERTS

The financial statements as of January 31, 2020 and 2019 and for each of the three years in the period ended January 31, 2020, incorporated by reference in this prospectus supplement, have been so included in reliance on the report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in Note 2 to the financial statements) of BDO Audit Pty Ltd, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are an Australian company and our executive offices are located outside of the United States. Certain of our directors and officers and some of the experts in this prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is substantial doubt that the courts of Australia would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the Ordinary Shares offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. The registration statement includes and incorporates by reference additional information and exhibits. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC are available without charge on the website maintained by the SEC at http://www.sec.gov that contains periodic reports and other information regarding registrants that file electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and we file periodic reports and other information with the SEC. These periodic reports and other information are available on the website of the SEC referred to above. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

S-15

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference our documents listed below:

●	our Annual Report on Form 20-F filed with the SEC on May 8, 2020;

●

our reports on Form 6-K filed with the SEC on February 6, 2020, February 13, 2020, March 11, 2020, March 12, 2020, April 16, 2020, April 30, 2020, May 15, 2020, June 10, 2020, July 8, 2020, July 27, 2020 (as amended on August 10, 2020), July 31, 2020 and August 19, 2020; and

●	the description of our Ordinary Shares contained in our registration statement on Form 8-A (No. 001-38544) filed with the SEC pursuant to Section 12(b) of the Exchange Act.

We are also incorporating by reference (i) all subsequent Annual Reports on Form 20-F that we file with the SEC and reports on Form 6-K that we furnish to the SEC after the date of the initial filing of and prior to the effectiveness of the registration statement of which this prospectus forms a part, and (ii) all such Annual Reports and reports on Form 6-K that we file after the effectiveness of the registration statement of which this prospectus forms a part, until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated (in each case, if such Form 6-K states that it is incorporated by reference into this prospectus).

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus.

You should assume that the information appearing in this prospectus and any accompanying prospectus supplement, as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. Requests for such documents should be made to Naked Brand Group Limited, Attn: Mr. Justin Davis-Rice, c/o Bendon Limited, 8 Airpark Drive, Airport Oaks, Auckland 2022, New Zealand. Such documents may also be accessed free of charge on our website at www.nakedbrands.com.

S-16

Prospectus

NAKED BRAND GROUP LIMITED

$30,000,000

Ordinary Shares

Preference Shares

Warrants

Debt Securities

Units

By this prospectus, we may offer and sell from time to time, in one or more offerings, our ordinary shares, preference shares, warrants, debt securities, and units, which we sometimes refer to collectively as the “shelf securities,” for aggregate gross proceeds not to exceed $30,000,000. The securities may be offered separately, together, or in series, and in amounts, at prices, and on other terms to be determined at the time of each offering. We will provide the specific terms of the securities to be sold in a prospectus supplement.

We may sell the securities directly to investors, through agents designated from time to time, or to or through underwriters or dealers, among other methods. The prospectus supplement for each offering will describe the specific methods by which we will sell the securities. The prospectus supplement will also set forth the price to the public of such securities and the net proceeds we expect to receive from the sale of the securities.

Our ordinary shares trade on the Capital Market of The Nasdaq Stock Market, or “Nasdaq,” under the symbol “NAKD.” The last sale price of our ordinary shares on June 18, 2019 was US$0.27 per share. The aggregate market value of our outstanding ordinary shares held by non-affiliates, or our “public float,” is approximately US$16.605 million, which was calculated based on 43,699,617 outstanding ordinary shares held by non-affiliates and on the closing price of US$0.38 per ordinary share on June 5, 2019. We have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the 12 calendar months prior to and including the date of this prospectus. After the date of this prospectus, we will not sell in primary offerings under General Instruction I.B.5 of Form F-3 securities having an aggregate market value, when added to the aggregate market value of securities sold by us in primary offerings under General Instruction I.B.5 of Form F-3 during the 12 calendar months immediately prior to and including the date of sale, of more than one-third of our public float.

Investing in our securities involves risks. See “Risk Factors” beginning on page 8 to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated July 1, 2019

You should rely only on the information contained in this prospectus and the documents we incorporate by reference in this prospectus. We have not authorized anyone to provide you with different information. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the securities in any jurisdiction where the offer or sale thereof is not permitted. The information contained in this prospectus and incorporated by reference in this prospectus is accurate only as of the respective date of such information, regardless of the time of delivery of this prospectus or of any sale or offer to sell hereunder.

To the extent this prospectus contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part, and you may obtain copies of such documents as described below in the section titled “Where You Can Find Additional Information”.

Unless otherwise stated in this prospectus, “we,” “us,” “our,” or “our company,” refers to Naked Brand Group Limited, our subsidiaries, and our predecessor operations.

Unless otherwise stated in this prospectus, references to dollar amounts mean United States Dollars.

This prospectus contains references to a number of trademarks which are registered or for which we have pending applications or common law rights. Our major trademarks include, among others, the “Naked” trademark, the Heidi Klum trademarks, the Frederick’s of Hollywood trademarks and other related trademarks. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus and the documents we incorporate by reference are listed without the ®, (sm) and (TM) symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

xvii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any combination of shelf securities in one or more offerings with a maximum aggregate offering price of up to US$30,000,000.

This prospectus provides you with a general description of the shelf securities we may offer. Each time securities are sold by us, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement relating to a particular offering. We have not authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

This prospectus may not be used to consummate the sale of any securities unless accompanied by a prospectus supplement relating to the securities offered.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

1

PROSPECTUS SUMMARY

This summary highlights key information contained elsewhere in this prospectus and in the documents incorporated in this prospectus by reference, and is qualified in its entirety by the more detailed information herein and therein. This summary may not contain all of the information that is important to you. You should read the entire prospectus and the documents incorporated by reference in this prospectus, including the information in “Risk Factors” and our financial statements and the related notes thereto, before making an investment decision.

Overview

We operate in the highly competitive specialty retail business. We are a designer, distributor, wholesaler, and retailer of women’s and men’s intimate apparel, as well as women’s swimwear. Our merchandise is sold through company-owned retail stores in Australia and New Zealand; through online channels; and through wholesale partners in Australia, New Zealand, the United States and Europe.

We have seven reportable segments:

●	Australia Retail: This segment covers retail and outlet stores located in Australia.

●	New Zealand Retail: This segment covers retail and outlet stores located in New Zealand.

●	Australia Wholesale: This segment covers the wholesale of intimates apparel to customers based in Australia.

●	New Zealand Wholesale: This segment covers the wholesale of intimates apparel to customers based in New Zealand.

●	U.S. Wholesale: This segment covers the wholesale of intimates apparel to customers based in the United States.

●	Europe Wholesale: This segment covers the wholesale of intimates apparel to customers based in Europe.

●	E-commerce: This segment covers the Company’s online retail activities.

In addition, we continually explore new ways to expand its business, including through the use of new technologies, such as blockchain technology. We are presently evaluating how these new technologies may be leveraged in the retail fashion industry. For instance, blockchain technology might be used in the future to create highly efficient end-to-end operations from suppliers to consumers and also to provide low cost trade finance for market participants through blockchain trading platforms. However, we have not yet established the feasibility of, or taken any steps to progress the use of, blockchain technology in our business.

Our Brands

Heidi Klum

Heidi Klum is the face and Creative Director of our flagship brands, Heidi Klum Intimates, Heidi Klum Swim, Heidi Klum Man, and Heidi Klum Intimates Solutions. Our flagship brand, Heidi Klum Intimates collection exudes femininity, elegance and sophistication, each piece designed with the modern woman in mind. We sell our Heidi Klum products at 63 Bendon stores in Australia, New Zealand and Ireland and online at www.bendonlingerie.com and www.heidiklumintimates.com. Additionally, Heidi Klum products are sold in approximately 5,000 wholesale doors in 43 countries across regions in Australia, New Zealand, United States, Europe and United Kingdom under wholesale arrangements.

Frederick’s of Hollywood

Since 1946, Frederick’s of Hollywood has set the standard for innovative apparel, introducing the push-up bra, the padded bra, and black lingerie to the United States market. The brand’s rich history has led it to become one of the most recognized in the world. Through our wholly-owned subsidiary FOH Online Corp., or “FOH,” we are the exclusive licensee of the Frederick’s of Hollywood global online license, under which we sell Frederick’s of Hollywood intimates products, sleepwear and loungewear products, swimwear and swimwear accessories products, and costume products. We sell our Frederick’s of Hollwood products online at www.bendonlingerie.com and www.fredericks.com.

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Naked

Naked is an apparel and lifestyle brand company that is currently focused on innerwear products for women and men. Under its flagship brand name and registered trademark “Naked®”, Naked designs, manufactures and sells men’s and women’s underwear, intimate apparel, loungewear and sleepwear through retail partners and direct to consumer through its online retail store www.wearnaked.com. Naked has a growing retail footprint for its innerwear products in premium department and specialty stores and internet retailers in North America, including accounts such as Nordstrom, Dillard’s, Bloomingdale’s, Amazon.com and others.

Other Brands

Our other brands are Bendon, Bendon Man, Davenport, Fayreform, Hickory, Lovable and Pleasure State. We sell our products at 63 Bendon stores in Australia and New Zealand and online at www.bendonlingerie.com. Additionally, our products are sold in approximately 3,293 wholesale stores in 43 countries across regions in Australia, New Zealand, United States, Europe and United Kingdom under wholesale arrangements.

Until June 30, 2018, we sold Stella McCartney Lingerie and Stella McCartney Swimwear products at Bendon stores in Australia and New Zealand and online at www.bendonlingerie.com. Additionally, Stella McCartney products were sold in wholesale doors in numerous countries across regions in Australia, New Zealand, United States, Europe and United Kingdom under wholesale arrangements.

Our Strengths

We believe the following competitive strengths contribute to our leading market position and differentiate us from our competition:

Distinct, Well-Recognized Brands

Our iconic brands, including Heidi Klum Intimates and Swimwear and Frederick’s of Hollywood Intimates and Swimwear, have come to represent a unique lifestyle across its targeted customers. Our brands allow us to target markets across the economic spectrum, across demographics and across the world. We believe our flagship brands and prominent, highly-recognized creative directors provide us with a competitive advantage.

In-Store Experience and Store Operations

We view our customers’ in-store experience as an important vehicle for communicating the image of each brand. We utilize visual presentation of merchandise, in-store marketing and our sales associates to reinforce the image represented by the brands. Our in-store marketing is designed to convey the principal elements and personality of each brand. The store design, furniture, fixtures and music are all carefully planned and coordinated to create a unique shopping experience. Every brand displays merchandise uniformly to ensure a consistent store experience, regardless of location. Store managers receive detailed plans designating fixture and merchandise placement to ensure coordinated execution of the company-wide merchandising strategy. Our sales associates and managers are a central element in creating the atmosphere of the stores by providing a high level of customer service.

Product Development, Sourcing and Logistics

We believe a large part of our success comes from frequent and innovative product launches, as well as launches of new collections from our existing brands. Our merchant, design and sourcing teams have a long history of bringing innovative products to our customers. Our key vendor partners are industry leaders in both innovation and social responsibility. We work closely together to form a world class supply chain that is dynamic and efficient.

Highly Experienced Leadership Team

Our management team is led by Justin Davis-Rice, Executive Chairman, who joined Bendon in 2011 and is responsible for leading our revenue growth. Prior to joining Bendon, Mr. Davis-Rice co-founded Pleasure State. Anna Johnson, Chief Executive Officer, brings to us a track record of over 25 years’ experience driving growth across a number of industries, including consumer electronics, outdoor adventure and intimate apparel. The rest of our senior management team has a wealth of retail and business experience at Gazal, Specialty Fashion Group, and Pleasure State. We have developed a strong and collaborative culture aligned around our goals to create the most sensual, functional and comfortable lingerie and underwear for women and men all over the world.

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Growth Strategy

Our growth strategy involves seeking to take advantage of the following opportunities across brands and channels:

Channel

●	Opportunity for an additional 50+ retail stores across Australia and New Zealand

●	Additional 25 Bendon outlet stores across Australia and New Zealand in the next 5 years

●	Leveraging e-commerce to attract and educate new and existing customers

●	Targeting e-commerce sales penetration of 40% over the medium term

●	Improving productivity in existing wholesale accounts by gaining additional floor space

●	Selectively adding new wholesale doors, with a focus on US markets

●	Enhancing margins by increasing the proportion of the business derived from direct-to-consumer channels

Brands

●	Expanding the brand and product offering via organic innovation and new license partnerships

●	Expanding brand reach by leveraging our brand portfolio to extend globally, particularly in the US and EU

●	Continuing to build our license portfolio and add new licenses in existing and tangential categories

Recent Developments

On February 14, 2019, Carole Hochman resigned from the board of directors and as our Executive Chairman, and from all other positions she held with our subsidiaries. Ms. Hochman’s resignation was for personal reasons, and was not due to any disagreement with us or our management on any matter relating to our operations, policies or practices (financial or otherwise).

In March 2019, we issued 1,400,000 ordinary shares and 1,400,000 warrants to purchase ordinary shares, or the “Consultant Warrants,” to a service provider in exchange for services. We sometimes refer to this issuance of ordinary shares and warrants as the “March Consultant Issuance.” The Consultant Warrants have an exercise price of US$0.50 and expire two years from the date of issuance. The exercise price and the number of shares covered by the Consultant Warrants are subject to adjustment for stock splits, stock combinations and certain other transactions affecting the share capital as a whole.

On March 27, 2019, we closed on the following share issuances, or the “March Financing Issuances.”

(1)	NZ$6.60 million/US$4.50 million related to the issue of 11,248,415 ordinary shares to trade creditors in satisfaction of trade payables due to them, at an effective per share price of US$0.40.

(2)	NZ$1.25 million/US$0.85 million related to the issue of 2,119,178 ordinary shares to the holder of one of our outstanding promissory notes in the amount of US$847,671, at an effective per share price of US$0.40 per share.

(3)	NZ$1.69 million/US$1.15 million related to the issue of 4,510,588 ordinary shares to investors in a private placement at a share price of US$0.255. The investors also received warrants, or the “Other March Warrants,” to purchase 100% of the number of ordinary shares for which they had subscribed. The Other March Warrants have an exercise price of US$0.306 and expire two years from the date of issuance. The exercise price and the number of shares covered by the Other March Warrants are subject to adjustment for stock splits, stock combinations and certain other transactions affecting the share capital as a whole.

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(4)	NZ$4.05 million/US$2.75 million relating to the issue of 10,784,313 ordinary shares to certain accredited investors at an agreed per share price of US$0.255, except that, to the extent an investor would beneficially own more than 9.9% of our outstanding ordinary shares after the closing, we agreed to issue the investors a “pre-funded” warrant to purchase ordinary shares, or a “March Pre-Funded Warrant,” in lieu of such shares. Each investor also received an “investment” warrant to purchase 100% of the number of ordinary shares for which it had agreed to subscribe, or a “March Investment Warrant.” We sometimes refer to the March Pre-Funded Warrants and the March Investment Warrants collectively as the “March Warrants.” As a result, we issued 3,914,846 ordinary shares, March Pre-Funded Warrants to purchase 6,869,467 ordinary shares and March Investment Warrants to purchase 10,784,313 ordinary shares to the investors at the closing. The March Investment Warrants have an exercise price of US$0.306 per share and expire five years from the date of issuance. The March Pre-Funded Warrants have an exercise price of US$0.01 per share and expire five years from the date of issuance. The exercise price and number of shares covered by the March Warrants are subject to adjustment for stock splits, stock combinations and certain other transactions affecting the share capital as a whole, as well as for subsequent equity issuances occurring prior to July 16, 2019, subject to certain exceptions. If the exercise price of the March Warrants is higher than the last closing bid price of the ordinary shares, at any time starting on June 16, 2019, the March Warrants may be exercised on a cashless basis for a number of shares equal to the Black-Scholes value of the portion of the warrant being exercised (as calculated in accordance with the March Warrants), divided by the closing bid price as of two business days prior to the exercise date (but not less than US$0.10). The March Warrants may not be exercised to the extent the holder and its affiliates would beneficially own more than 9.9% of our outstanding ordinary shares after such exercise.

On April 2, 2019, the board of directors appointed Anna Johnson as our Chief Executive Officer. Previously Ms Johnson was Chief Executive Officer of Bendon Limited, the main operating entity within the Company. In connection with Ms. Johnson’s appointment, Justin Davis-Rice was appointed as Executive Chairman and resigned as our Chief Executive Officer.

Effective on May 13, 2019, we completed a private placement of a Secured Convertible Promissory Note, or the “Note,” to St. George Investments LLC, or the “Noteholder,” for a purchase price of US$3,000,000, pursuant to a Securities Purchase Agreement, or the “NSPA,” of even date. We sometimes refer to the issuance of the Note as the “May Note Issuance.” Pursuant to the NSPA, the Note was sold with an original issue discount of the US$300,000 and we paid US$20,000 of the Noteholder’s expenses, which amount was added to the principal balance of the Note. Accordingly, the Note had an initial principal balance of US$3,320,000. The NSPA includes certain customary representations and warranties and covenants. In addition, we agreed that, so long as the Note is outstanding, we will not issue any debt instrument or incur any debt, subject to certain exceptions, including an exception for any debt incurred from a bank. The Note accrues interest at a rate of 10% per annum, compounded daily, and matures on November 13, 2020. We have the right to prepay the Note, subject to a 15% premium. The Note is secured by a second priority security interest in all our assets and is subordinated to the Company’s existing senior secured credit facility with the Bank of New Zealand, or the “Bank” or “BNZ.” The Noteholder has the right to convert the Note into ordinary shares at a conversion price of US$0.90 per share, subject to adjustment for subdivisions or combinations of the ordinary shares. The Noteholder also has the right, beginning on December 13, 2019, to cause us to redeem any portion of the Note, up to a maximum of US$400,000 per month.

On May 14, 2019, we closed on NZ$2.17 million/US$1.5million share issuance of 6,000,000 shares to an investor in a private placement at a share price of US$0.25. The investor also received warrants to purchase 1,000,000 ordinary shares. The warrants have an exercise price of US$0.25, subject to adjustment, and expire two years from the date of issuance. We sometimes refer to the issuance of these ordinary shares as the “May Share Issuance.”

On May 16, 2019, we issued 653,595 ordinary shares in exchange for the cancellation of US$200,000 in debt held by a shareholder, or an effective purchase price of US$0.306 per share. We sometimes refer to this exchange of debt for ordinary shares as the “May Debt Exchange.”

On June 11, 2019, we announced that we had appointed David Anderson to become our new Chief Financial Officer. Previously, Mr. Anderson served as Head of Finance for Goodman Fielder, one of the largest consumer goods companies in New Zealand, where he oversaw all financial aspects of the business and led numerous acquisitions. Mr. Anderson will succeed Howard Herman, our current Chief Financial Officer, after the filing with the SEC of certain amendments to our existing registration statements, but no later than June 20, 2019. In connection with the appointment of Mr. Anderson, Mr. Herman is resigning from all positions held by him with our company.

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Our senior secured credit facility with the Bank matures on August 31, 2019 and discussions are continuing to extend the facility beyond that point. As at October 31, 2018, there was a breach in minimum gross EBITDA ratio. As at January 31, 2019, there was a breach of the minimum Gross EBITDA ratio and a breach of the inventory and receivables ratio. The Bank has advised that they are currently taking these breaches under review.

Corporate Information

Our principal and registered office is located at Building 7B, Huntley Street, Alexandria, NSW 2015, Australia, and our telephone number is +61 2 9384 2400. Our agent for service of process in the United States is Graubard Miller, our U.S. counsel, located at The Chrysler Building, 405 Lexington Avenue, New York, New York 10174. Our corporate website is located at www.nakedbrands.com. The information on our website shall not be deemed part of this registration statement.

Emerging Growth Company

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act, or the “JOBS Act.” As an emerging growth company, we are eligible, and have elected, to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation (to the extent applicable to a foreign private issuer).

We could remain an emerging growth company until the last day of our fiscal year following the fifth anniversary of the consummation of our initial public offering. However, if our annual gross revenue is US$1.07 billion or more, or our non-convertible debt issued within a three year period exceeds US$1 billion, or the market value of our ordinary shares that are held by non-affiliates exceeds US$700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the last day of that fiscal year.

Foreign Private Issuer

We are a “foreign private issuer” as defined under the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” As a foreign private issuer under the Exchange Act, we are exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic U.S. companies with securities registered under the Exchange Act, and we are not required to comply with Regulation FD, which imposes certain restrictions on the selective disclosure of material information. In addition, our officers, directors, and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our ordinary shares.

The Nasdaq Listing Rules allow foreign private issuers, such as us, to follow home country corporate governance practices (in our case Australian) in lieu of the otherwise applicable Nasdaq corporate governance requirements. In accordance with this exception, we follow Australian corporate governance practices in lieu of certain of the Nasdaq corporate governance standards, as more fully described in our Annual Report on Form 20-F for the fiscal year ended January 31, 2019, which is incorporated herein by reference. See “Where You Can Find Additional Information” on page 28.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus and especially consider the factors incorporated by reference in the section titled “Risk Factors” commencing on page 8.

The Securities We May Offer

We may offer up to US$30,000,000 of ordinary shares, preference shares, warrants, debt securities and/or units comprised of one or more of the foregoing classes of securities, in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

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Ordinary Shares

Each of holder of our ordinary shares is entitled to receive notice of and to be present, to vote and to speak at general meetings. Subject to any rights or restrictions attached to any shares, on a show of hands each holder of ordinary shares present has one vote and, on a poll, one vote for each fully paid share held, and for each partly paid share, a fraction of a vote equivalent to the proportion to which the share has been paid up. Voting may be in person or by proxy, attorney or representative. Two shareholders must be present to constitute a quorum for a general meeting and no business may be transacted at any meeting except the election of a chair and the adjournment of the meeting unless a quorum is present when the meeting proceeds to business.

Subject to any preferential rights of any outstanding preference shares, holders of our ordinary shares are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. If there is a liquidation, dissolution or winding up of our company, holders of our ordinary shares would be entitled to share ratably in our net assets legally available for distribution to shareholders after the payment of all our debts and liabilities and any preferential rights of any outstanding preferred shares.

Preference Shares

Our constitution authorizes the issuance of preference shares, including preference shares which are, at the option of the Company or the holder, convertible into ordinary shares. Each preference share will confer on the holder the right to receive a preferential dividend, participate in and/or receive priority payments upon any liquidation, dissolution, or winding up, and receive a bonus issue or capitalization of profits, each to the extent determined by our board of directors. Preference shares will have limited voting rights. We have summarized some of the general terms and provisions of the preference shares that we may issue in “Description of Capital Shares.” A prospectus supplement will describe the particular terms of any issue of preference shares offered from time to time, and may supplement or change the terms outlined below.

Warrants

We may issue warrants for the purchase of ordinary shares or preference shares or any combination thereof. We have summarized some of the general terms and provisions of the warrants that we may issue in “Description of Warrants.” A prospectus supplement will describe the particular terms of any warrants offered from time to time, and may supplement or change the terms outlined below.

Debt Securities

Subject to an exemption from or waiver of the covenant set forth in the NSPA, and subject to any covenants in our senior credit facility with BNZ, we may offer any combination of senior debt securities or subordinated debt securities. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in a prospectus supplement. We have summarized some of the general terms and provisions of the debt securities that we may issue in “Description of Debt Securities.” A prospectus supplement will describe the particular terms of any debt securities offered from time to time, and may supplement or change the terms outlined below.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. We have summarized some of the general terms and provisions of the warrants that we may issue in “Description of Units.” A prospectus supplement will describe the particular terms of any units offered from time to time, and may supplement or change the terms outlined below.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before investing in us, you should carefully consider the risk factors described under “Risk Factors” in the documents incorporated by reference herein, including in our most recent Annual Report on Form 20-F filed with the SEC, together with the other information included in this prospectus and incorporated by reference herein from our filings with the SEC, as well as any risk factors set forth under the caption “Risk Factors” in any prospectus supplement relating to a particular offering, together with all of the other information included in such prospectus supplement and incorporated by reference therein. If any of such risks or uncertainties occurs, our business, financial condition, and operating results could be materially and adversely affected. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may materially and adversely affect our business operations. As a result, the trading price of our ordinary shares could decline and you could lose all or a part of your investment.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

●	ability to maintain or increase profitability;

●	expectations regarding industry trends and the size and growth rates of addressable markets;

●	reliance on third parties for production and distribution;

●	our business plan and our growth strategies, including plans for expansion to new markets and new products;

●	expectations for seasonal trends;

●	results of operations;

●	ability to manage growth;

●	ability to complete strategic acquisitions;

●	ability to minimize our production and distribution costs by utilizing funding sources provided by others;

●	regulatory or operational risks;

●	success in retaining or recruiting, or changes required in, our officers, key employees, or directors;

●	capital structure;

●	ability to obtain additional financing when and if needed;

●	liquidity and trading of our securities; and

●	status as an emerging growth company under the JOBS Act.

The forward-looking statements contained in this prospectus are based on current expectations, assumptions, and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been assumed or anticipated. These forward-looking statements are subject to a number of risks and uncertainties (some of which are beyond our control) that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those risks described from time to time in our SEC filings and those risk factors described under the heading “Risk Factors” herein and in any prospectus supplement relating to a particular offering. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

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USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, debt repayment, or acquisitions. In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash, deposit them in banks or invest them in cash equivalents or securities. We have not allocated any portion of the net proceeds for any particular use at this time. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to the particular offering in which they are sold.

DILUTION

The specific transaction or terms upon which securities covered by this prospectus may be issued is not known at this time. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering. In the event that there is substantial disparity between the public offering price of the securities to be issued and the effective cost to directors or senior management or affiliated persons of equity securities acquired by them during the last five years, or which they have the right to acquire, a comparison of the public contribution in the proposed public offering and the effective cash contributions of such persons, as well as the amount and percentage of immediate dilution resulting from the offering, will be contained in the prospectus supplement. We will also disclose the amount and percentage of immediate dilution resulting from the offering, computed as the difference between the offering price per share and the net book value per share for the equivalent class of security, as of the most recent balance sheet date.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization at January 31, 2019 on an historical basis and on a pro forma basis, after giving effect to the March Consultant Issuance, the March Financing Issuances, the May Note Issuance, the May Share Issuance and the May Debt Exchange. The information presented in the capitalization table below is unaudited.

	Historical		Pro Forma
As at January 31, 2019	NZ$ ‘000	US$ ‘000(5)	NZ$ ‘000	US$ ‘000(5)
Borrowings(1)(2)	20,967	14,467	23,767	16,417
Share Capital(1)(3)	134,183	92,586	145,895	100,536
Fair Value of Warrants(4)	-	-	4,348	3,000
Accumulated Losses	(121,651)	(83,939)	(121,651)	(83,939)
Reserves	(2,013)	(1,389)	(2,013)	(1,389)
Total Capitalization	31,486	21,725	50,346	34,625

(1)	Reflects the following:

a.	NZ$1.25 million/US$0.85 million related to the issue of 2,119,178 ordinary shares to the holder of one of the outstanding promissory notes in the amount of $847,671 at US$0.40 per share.

b.	On the May 16, 2019, the Group issued 635,585 ordinary shares in exchange for the cancellation of a NZ$0.3 million/US$0.2 million debt held by a shareholder.

(2)	Reflects the completion, on May 13, 2019, of a private placement of a secured convertible promissory note for a purchase price of NZ$4.35 million/US$3 million. The note accrues interest at 10% per annum and matures on November 13, 2020.

(3)	Reflects the following:

a.	NZ$6.60 million/US$4.50 million related to the issue of 11,248,415 ordinary shares to trade creditors in satisfaction of trade payables due to them, at an effective per share price of US$0.40.

b.	NZ$1.69 million/US$1.15 million related to the issue of 4,510,588 ordinary shares to investors in a private placement at a share price of US$0.255.

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c.	NZ$4.05 million/US$2.75 million relating to the issue to certain accredited investors of 10,784,313 ordinary shares at an agreed per share price of US$0.255, except that, to the extent an investor would beneficially own more than 9.9% of our outstanding ordinary shares after the closing, we agreed to issue the investor “pre-funded” warrants in lieu of such shares. Each investor also received an “investment” warrant to purchase 100% of the number of ordinary shares for which it had agreed to subscribe. As a result, we issued 3,914,846 ordinary shares, “pre-funded” warrants to purchase 6,869,467 ordinary shares and “investment” warrants to purchase 10,784,313 ordinary shares to the investors at the closing.

d.	The closing, on May 14, 2019, on a NZ$2.17 million/US$1.5million share issuance of 6,000,000 shares to investors in a private placement at a share price of US$0.25. The investor also received a warrant to purchase 1,000,000 ordinary shares.

(4)	Capitalization is adjusted by NZ$4.348 million/US$3million to recognize a derivative liability in relation to the issue of 31,286,368 warrants at $0.27 per warrant on June 18, 2019.

(5)	In this prospectus certain New Zealand dollar amounts have been translated into United States dollars at the rate of NZ$1 = USD$0.69. Such translations should not be construed as representations that the New Zealand dollar amounts represent, or have been or could be converted into, United States dollars at that or any other rate.

You should read this table in conjunction with our consolidated financial statements as at and for the year ended January 31, 2019, which are incorporated by reference in this prospectus.

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DESCRIPTION OF CAPITAL SHARES

General

Australia does not have a limit on the authorized share capital that may be issued and does not recognize the concept of par value. Subject to the restrictions on the issue of securities in our constitution, the Corporations Act 2001 (Cth) of Australia, or the “Corporations Act,” and the rules governing the listing of our securities on the Nasdaq Capital Market, our directors are entitled to issue and cancel shares in our capital, grant options over unissued shares, and settle the manner in which fractions of a share are to be dealt with. The directors may decide the persons to whom, and the terms on which, shares are issued or options are granted as well as the rights and restrictions that attach to those shares or options.

As of June 18, 2019, 59,487,636 ordinary shares are issued and outstanding, which does not include an aggregate of (i) 31,286,368 ordinary shares underlying outstanding warrants that have not been exercised as of such date and (ii) 2,968,433 ordinary shares underlying outstanding convertible promissory notes that have not been converted as of such date (assuming all outstanding principal and interest thereon through such date is converted at the initial conversion price of $0.90 per share, without regard to any limitations on such conversion).

Ordinary Shares

Voting Rights

Each of holder of our ordinary shares is entitled to receive notice of and to be present, to vote and to speak at general meetings. Subject to any rights or restrictions attached to any shares, on a show of hands each holder of ordinary shares present has one vote and, on a poll, one vote for each fully paid share held, and for each partly paid share, a fraction of a vote equivalent to the proportion to which the share has been paid up. Voting may be in person or by proxy, attorney or representative.

Two shareholders must be present to constitute a quorum for a general meeting and no business may be transacted at any meeting except the election of a chair and the adjournment of the meeting unless a quorum is present when the meeting proceeds to business.

Dividend Rights

Holders of our ordinary shares are entitled to receive such dividends as may be declared by the directors, subject to the preferential dividend rights of the preference shares, if any. If the directors determine that a final or interim dividend is payable, it is (subject to the terms of issue on any shares or class of shares) paid on all shares proportionate to the amount for the time being paid on each share. Dividends may be paid by cash, electronic transfer, or any other method as the board determines.

The directors have the power to capitalize and distribute the whole or part of the amount from time to time standing to the credit of any reserve account or otherwise available for distribution to shareholders. The capitalization and distribution must be in the same proportions which the shareholders would be entitled to receive if distributed by way of a dividend.

Subject to the rules of Nasdaq and the Corporations Act, the directors may pay a dividend out of any fund or reserve or out of our profits.

Variation of Class Rights

The Corporations Act provides that if a company has a constitution that sets out the procedure for varying or cancelling rights attached to shares in a class of shares, those rights may be varied or cancelled only in accordance with the procedure.

The rights attached to our ordinary shares may only be varied with the consent in writing of members holding at least three-quarters of the shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of shares of that class.

Rights of Non-Resident or Foreign Shareholders

There are no specific limitations in the Corporations Act which restrict the acquisition, ownership, or disposal of shares in an Australian company by non-resident or foreign shareholders. The Foreign Acquisitions and Takeovers Act 1975 (Cth) regulates investment in Australian companies and may restrict the acquisition, ownership, and disposal of our shares by non-resident or foreign shareholders.

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Preference Shares

As of June 18, 2019, there are no preference shares issued or outstanding. If issued, the preference shares will have such rights and preferences as determined by our board of directors in accordance with our constitution and set forth in the terms of issue for the shares. The following outlines some of the general terms and provisions of preference shares that we may issue from time to time. Additional or different terms of the preference shares will be set forth in the applicable prospectus supplement.

We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from reports that we file with the SEC, the form of any subscription agreement that describes the terms of the issue of preference shares we are offering before the issuance of the preference shares. The summaries of material provisions of the preference shares are subject to, and qualified in their entirety by reference to, all of the provisions of our constitution and the subscription agreement applicable to a particular issue of preference shares. We urge you to read the applicable prospectus supplements, as well as the complete agreement and constitution that contains the terms of the issue of preference shares.

General

The prospectus supplement relating to a particular issue of preference shares will describe the terms of that issue of preference shares and the price or prices at which we will offer the shares of that issue of preference shares. The description may include:

●	the title of the issue of preference shares and the number of shares offered;

●	the preferential dividend rate, the terms and conditions relating to the payment of dividends on the preference shares;

●	whether the preference shares are redeemable, and the terms and conditions relating to any such redemption;

●	whether the preference shares are convertible into ordinary shares, and the terms and conditions relating to any such conversion; and

●	any liquidation preference of the preference shares.

Voting Rights

Holders of preference shares generally will have no voting rights except as set forth below. On each matter on which holders of preference shares are entitled to vote, each preference share will be entitled to one vote, or will be entitled to the number of votes specified in the terms of issue for the share.

Preference shares may vote at a general meeting only in the following circumstances: (i) on a proposal to reduce the share capital of the Company, or that would affect the rights attached to the preference share, or to wind up the Company or for the disposal of the whole of the property, business, and undertaking of the Company, (ii) on a proposal to approve the terms of a buy-back agreement, (iii) during the period in which dividends on any preference shares are in arrears, (iv) during the winding up of the Company, and (v) in other circumstances as required by the listing rules of Nasdaq or another exchange that is our primary stock exchange.

Dividend Rights

Holders of our preference shares are entitled to receive a preferential dividend, in priority to the payment of any dividend on the ordinary shares, at a rate (which may be fixed or variable) and on the basis (including whether cumulative or not) decided by our board of directors at the time of issue. Subject to the rules of Nasdaq, the directors may pay a dividend out of any fund or reserve or out of profits derived from any source.

The directors may decide at the time of issue to designate a bonus issue or to capitalize and distribute the Company’s profits in favor of the holders of preference shares. The bonus issue, or the capitalization and distribution, must be in the same proportions which the shareholders would be entitled to receive if distributed by way of a dividend.

Conversion and Redemption Rights

The board of directors may decide at the time of issue to designate an issue of preference shares as redeemable. Preference shares may be convertible into our ordinary shares, as and if designated by the board of directors at the time of issue.

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Liquidation Rights

In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders preference shares may be entitled to participate with the ordinary shares in the profits and assets of the company, and/or may be entitled to payment in priority to the ordinary shares of the amount of any accrued but unpaid dividend or any other additional amount, if and to the extent the directors decide at the time of issue.

Outstanding Warrants

Naked Warrants

As part of the transactions pursuant to which we acquired our wholly owned subsidiaries Bendon Limited and Naked Brand Group Inc. in June 2018, or the “Transactions,” we assumed warrants to purchase up to 637,730 ordinary shares, or the “Naked Warrants,” which were held by the former Naked Brand Group Inc. stockholders. The exercise price and number of shares covered by the Naked Warrants are subject to adjustment for stock splits, stock combinations and certain other transactions affecting the share capital as a whole.

PIPE Warrants

Pursuant to our financing plan prior to the consummation of the Transactions, we entered into securities purchase agreements with certain investors for the purchase and sale of warrants to purchase up to an aggregate of 3,880,262 ordinary shares, or the “PIPE Warrants.” The PIPE Warrants entitle the holders to purchase ordinary shares at a weighted average exercise price of US$5.62 per share, subject to adjustment as discussed below. The PIPE Warrants are exercisable at any time for periods of between one and five years.

With respect to warrants to purchase an aggregate of 800,000 ordinary shares, if our ordinary shares are traded, listed, or quoted on any U.S. market or electronic exchange, and the closing per-share sales price of the ordinary shares for any ten (10) consecutive trading days exceeds US$10.00 (subject to adjustment for forward and reverse splits, recapitalizations, share dividends and the like), then we may call for cancellation of all or any portion of such warrants for which a notice of exercise has not yet been delivered to us, for consideration equal to US$0.01 per warrant. The right to exercise will be forfeited unless these warrants are exercised prior to the date specified in the call notice. On and after the call date, a record holder of such warrant will have no further rights except to receive the call price for such holder’s warrant upon surrender of such warrant.

Additionally, if the resale of the ordinary shares issuable upon exercise of the PIPE Warrants is not covered by an effective registration statement or an exemption from registration at any time after December 19, 2018, the holder of such warrants shall be afforded cashless exercise rights. In such event, the holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the exercise price of the warrants by (y) the daily volume weighted average price of the ordinary shares on the primary U.S. trading market on which the ordinary shares are then listed or quoted as reported by Bloomberg L.P. on the trading date immediately prior to the date of exercise.

The number of ordinary shares issuable on exercise of the outstanding warrants and exercise price of such warrants may be adjusted in certain circumstances including in the event of a share split, bonus issue, recapitalization, reorganization, merger, or consolidation.

October Warrants

In a private placement completed in October 2018, we offered and sold the October Warrants to purchase 2,200,000 ordinary shares at an exercise price of US$1.55 per share. The Placement Warrants expire three years from the date of issuance. The exercise price and number of shares covered by the Placement Warrants are subject to adjustment for stock splits, stock combinations and certain other transactions affecting the share capital as a whole.

March Warrants

In a private placement completed in March 2019, we offered and sold the March Pre-Funded Warrants to purchase 6,869,467 ordinary shares and the March Investment Warrants to purchase 10,784,313 ordinary shares. The March Investment Warrants have an exercise price of US$0.306 per share and expire five years from the date of issuance. The March Pre-Funded Warrants have an exercise price of US$0.01 per share and expire five years from the date of issuance. The exercise price and number of shares covered by the March Warrants are subject to adjustment for stock splits, stock combinations and certain other transactions affecting the share capital as a whole, as well as for subsequent equity issuances occurring prior to the 90th day after the date of this prospectus, subject to certain exceptions. If the exercise price of the March Warrants is higher than the last closing bid price of the ordinary shares, at any time starting 60 days after the date of this prospectus, the March Warrants may be exercised on a cashless basis for a number of shares equal to the Black-Scholes value of the portion of the warrant being exercised (as calculated in accordance with the March Warrants), divided by the closing bid price as of two business days prior to the exercise date (but not less than US$0.10). The March Warrants may not be exercised to the extent the holder and its affiliates would beneficially own more than 9.9% of our outstanding ordinary shares after such exercise.

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Consultant and Other March Warrants

In March 2019, we issued the Consultant Warrants to purchase 1,400,000 ordinary shares, at an exercise price of US$0.50 of per share, and the Other March Warrants to purchase 4,510,588 ordinary shares, at an exercise price of US$0.306 per share. The Consultant Warrants and the Other March Warrants expire two years from the date of issuance. The exercise price and the number of shares covered by the Consultant Warrants and the Other March Warrants are subject to adjustment for stock splits, stock combinations and certain other transactions affecting the share capital as a whole.

Warrants Generally

Our warrants may be exercised upon delivery of an exercise notice, duly signed by the warrant holder, accompanied by full payment of the exercise price, in US dollars, in same day cleared funds that will not be reversed, delivered into the Company’s bank account, free and clear of any restriction, condition, set-off, deduction, or withholding.

The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Outstanding Convertible Note

Effective on May 13, 2019, we completed a private placement of the Note for a purchase price of US$3,000,000, pursuant to the NSPA of even date. Pursuant to the NSPA, the Note was sold with an original issue discount of the US$300,000 and we paid US$20,000 of the Noteholder’s expenses, which amount was added to the principal balance of the Note. Accordingly, the Note had an initial principal balance of US$3,320,000. The Note accrues interest at a rate of 10% per annum, compounded daily, and matures on November 13, 2020. The Noteholder has the right to convert the Note into ordinary shares at a conversion price of US$0.90 per share, subject to adjustment for subdivisions or combinations of the ordinary shares.

Exchange Act Registration; Listing of our Securities

Our ordinary shares are registered under the Exchange Act and trade on Nasdaq under the symbol “NAKD.” The last sale price of our ordinary shares on June 18, 2019 was US$0.27 per share. As of the date of this prospectus, no other class of securities that we may offer hereunder is listed on any national securities exchange or automated quotation system.

Our Transfer Agent

The transfer agent for our ordinary shares is Continental Stock Transfer & Trust Company. The transfer agent and registrar for any issue of preference shares will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of ordinary or preference shares or any of the other securities that may be sold under this prospectus, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional or different terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

We will file as an exhibit to the registration statement of which this prospectus is a part of, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement that describes the terms of the series of warrants we are offering before the issuance of those warrants. The following summaries of material provisions of the warrants are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements, as well as the complete warrant agreement that contains the terms of the series of warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants and the price or prices at which will offer the warrants. The description may include:

●	the title of the warrants;

●	the aggregate number of warrants offered;

●	the designation and/or terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the designation and/or terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the amount and price of securities that may be purchased upon exercise of a warrant;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	whether the warrants represented by the warrant certificates or, if applicable, the securities that may be issued upon exercise of the warrants, will be issued in registered or bearer form;

●	if applicable, information relating to book-entry procedures;

●	if applicable, a discussion of material U.S. Federal income tax considerations

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant holders will not have the rights or privileges of holders of ordinary shares or any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

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DESCRIPTION OF DEBT SECURITIES

Subject to the covenants set forth in the NSPA and the Note (described above), and any covenants in our senior credit facility with BNZ, we may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the senior debt securities under the senior indenture that we will enter into with the trustee to be named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee to be named in the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. We have filed forms of indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements, as well as the complete indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether the interest is payable in property other than cash, including in securities of ours, or by increasing the principal amount of the debt securities;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability to incur additional indebtedness, issue additional securities, create liens, pay dividends and make distributions in respect of our capital stock, redeem capital stock, make investments or other restricted payments, sell or otherwise dispose of assets, enter into sale-leaseback transactions, engage in transactions with shareholders and affiliates, or effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material U.S. Federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	the applicability of the provisions in the indenture on discharge;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

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Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least a majority of the aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●	the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

●	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

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Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale”;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions of or provisions for an event of default; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the debenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies or other property for payment in trust;

●	recover excess money held by the debenture trustee;

●	compensate and indemnify the debenture trustee; and

●	appoint any successor trustee.

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In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations (or, if the debt securities are payable otherwise than in cash, we must have made other arrangements satisfactory to the debenture trustee for payment in property other than cash), sufficient to pay all the principal of, any premium, if any, and interest on the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed, if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders (or, if the debt securities are payable otherwise than in cash, in accordance with provisions set forth in the prospectus supplement). Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money or other property we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium, if any, or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue, nor does it limit us from issuing any other secured or unsecured debt.

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DESCRIPTION OF UNITS

We may offer units comprised of any of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a bank or trust company, as unit agent, as detailed in the prospectus supplement relating to units being offered.

We will file as exhibits to the registration statement of which this prospectus is a part of, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, if any, that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement, if any, and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as the complete unit agreement, if any, and any supplemental agreements that contain the terms of the units.

The prospectus supplement relating to a particular issue of units will describe the terms of those units and the price or prices at which we will offer the units. The description may include:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units will be issued in fully registered or global form.

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LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

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Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, or “DTC,” will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times, unless, and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities, and instead, deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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●	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

●	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

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PLAN OF DISTRIBUTION

We may sell or issue the shelf securities from time to time though any one or more of the following ways:

●	through underwriters or dealers;

●	directly to purchasers;

●	through agents;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; or

●	through a combination of these methods.

Registration of the shelf securities covered by this prospectus does not mean that the securities will be offered or sold.

Shelf securities may be distributed from time to time in one or more transactions at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; at prices related to such prevailing market prices; or at negotiated prices.

For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in the applicable prospectus supplement. The prospectus supplement will set forth the terms of the offering of the securities, including, as applicable:

●	the name or names of any agents or underwriters;

●	the amount of securities underwritten or purchased by any underwriter;

●	the initial public offering price;

●	the amounts of any commissions, discounts paid or allowed to any agents or underwriters;

●	the proceeds we will receive;

●	any other items constituting underwriters’ compensation;

●	any discounts, commissions or concessions allowed or paid to dealers;

●	the material terms of any agreement with any underwriters or agents; and

●	any securities exchanges on which the securities may be listed.

Shelf securities may be offered through underwriters. Any underwriter will be named, and any discounts allowed or other compensation payable to any underwriter will be set forth, in the applicable prospectus supplement. The securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. We may grant the underwriters an over-allotment option under which underwriters may purchase additional securities from us. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

Shelf securities may be offered to purchasers directly or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions or other compensation payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

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Shelf securities may be offered to purchasers through dealers as principals. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Shelf securities and resale shares may be offered into an existing trading market for such securities at other than a fixed price. Underwriters, dealers, and agents who participate in any such at-the-market offerings will be named in the applicable prospectus, along with the terms and conditions of any agency, marketing or similar agreement and the commissions payable or other compensation upon sale of the securities.

We may make direct sales of shelf securities through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. Any underwriters, dealers or agents involved in the offer or sale of the securities will be named, and any commissions or other compensation payable by us to such underwriter, dealer or agent will be set forth, in the applicable prospectus supplement.

We may offer shelf securities directly to service providers or suppliers in payment of outstanding invoices.

Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in the Securities Act of 1933, as amended, or the “Securities Act.” Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.

We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the shelf securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The terms and conditions of these contracts and the commissions payable for solicitation of the contracts will be set forth in the prospectus supplement.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.

Agents and underwriters may be our customers, engage in transactions with us, or perform services for us in the ordinary course of business.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, shelf securities offered by us under this prospectus will be a new issue and, other than the ordinary shares, which are listed on Nasdaq, will have no established trading market. We may elect to list any other class or series of securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

All costs, expenses and fees associated with the registration and distribution of shelf securities will be borne by us.

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EXPENSES

The following table sets forth the costs and expenses payable by us in connection with registering the securities offered hereby. All amounts listed below are estimates except the SEC registration fee.

Itemized expense	Amount
SEC registration fee	$3,636
Legal fees and expenses	$10,000
Accounting fees and expenses	$15,000
Transfer agent and registrar fees	$5,000
Miscellaneous	$5,000
Total	$38,636

Our costs and expenses relating to each sale of securities being registered hereby will be provided by a prospectus supplement.

LEGAL MATTERS

Graubard Miller, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act and will pass upon pass upon certain legal matters for us with respect to the offering of our securities. HWL Ebsworth Lawyers, Sydney, Australia, will pass upon the validity of the ordinary shares and preferred shares offered in this prospectus and on matters of Australia law.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended January 31, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Naked Brand Group Limited’s ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are an Australian company and our executive offices are located outside of the United States. Certain of our directors and officers and some of the experts in this prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is substantial doubt that the courts of Australia would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. The registration statement includes and incorporates by reference additional information and exhibits. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC are available without charge on the website maintained by the SEC at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and we file periodic reports, including Annual Reports on Form 20-F, and other information, including reports on Form 6-K, with the SEC. These periodic reports and other information are available on the website of the SEC referred to above. As a “foreign private issuer”, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under Nasdaq rules. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer”, we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

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INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference our documents listed below:

●	our Annual Report on Form 20-F filed with the SEC on June 14, 2019;

●	our reports on Form 6-K filed with the SEC on February 11, 2019, February 15, 2019, March 28, 2019, April 3, 2019, May 17, 2019 and June 14, 2019; and

●	the description of our ordinary shares contained in our registration statement on Form 8-A (No. 001-38544) filed with the SEC pursuant to Section 12(b) of the Exchange Act.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain subsequent reports on Form 6-K that we furnish to the SEC (if such Form 6-K states that it is incorporated by reference into this prospectus) after the effectiveness of the registration statement of which this prospectus forms a part, until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In addition, we are incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain subsequent reports on Form 6-K that we furnish to the SEC (if such Form 6-K states that it is incorporated by reference into this prospectus) after the initial filing of the registration statement, until the effectiveness of the registration statement.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus.

You should assume that the information appearing in this prospectus and any accompanying prospectus supplement, as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. Requests for such documents should be made to Naked Brand Group Limited, Attn: Mr. Justin Davis-Rice, c/o Bendon Limited, Building 7B, Huntley Street, Alexandria, NSW 2015, Australia. Such documents may also be accessed free of charge on our website at www.bendon.com.

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US$5,000,000

Ordinary Shares

NAKED BRAND GROUP LIMITED

Prospectus Supplement

Maxim Group LLC

August 20, 2020